As filed with the Securities and Exchange Commission on September 26, 2000
                             Registration No. 333- _______________



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                        FORM SB-2 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933



                          BIOQUEST INTERNATIONAL, INC.

             (Exact name of registrant as specified in its charter)



Virginia                                7375                          54-1965777
--------                               ------                         ----------
(Primary Standard                 (Primary Standard                (IRS Employer
Industrial Classification      Industrial Classification          Identification
("SIC") Number)                     ("SIC" Number)                      Number)

                     ---------------------------------------
                             11217 Silverleaf Drive
                         Fairfax Station, Virginia 22039
                                 (703) 764-4464
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive office)
   ---------------------------------------------------------------------------

                                    Copy To:

                              Carl N. Duncan, Esq.
                            Duncan, Blum & Associates
                              5718 Tanglewood Drive
                            Bethesda, Maryland 20817
                                 (301) 263-0200

        Approximate date of commencement of proposed sale to the public:
             As soon as practicable after the effective date of the
                             Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [x].

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
  Title of Each Class       Amount to be     Proposed Maxim          Proposed Maximum            Amount of
  of Securities to be        Registered*     Offering Price              Aggregate              Registration
       Registered                              per Share *            Offering Price                Fee
-------------------------------------------------------------------------------------------------------------
   Shares of Common          1,875,000           $8.00                  $15,000,000               $3,960
         Stock                 Shares
=============================================================================================================

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file an amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

    Subject to Completion -- Preliminary Prospectus Dated September ___, 2000


Maximum 1,875,000 Shares of Common Stock($15,000,000 if Sold at $8.00 per Share)
   Minimum 62,500 Shares of Common Stock($500,000 is Sold at $8.00 per Share)

                          BIOQUEST INTERNATIONAL, INC.

     BioQuest International, Inc., a Virginia corporation, is making this offering of 62,500 to 1,875,000 shares of common stock on a best-efforts, self-underwritten, Dutch Auction, minimum-maximum basis. Although a development stage company, BioQuest is being created to design, build and operate the most comprehensive Internet portal and allied companies focused on alternative/complementary/integrated medicine in the world. (See "The Company.")

     During this offering Shares are being offered at $8.00 per Share minimum but, because of the Dutch Auction process being employed, purchasers may pay a price higher than $8.00 per share. Because shares are being sold by its principals, Peter J. Ewens and Roger Miller, on a self-underwritten basis (without the use of broker-dealers), there is no selling commission. (See "Notes to the Cover Page.") If a minimum of 62,500 of Shares is not sold during this offering (up to 90 days), investor funds relating to the shares will be promptly returned with all pro rata interest earned thereon. (See "Prospectus Summary --
The   Offering"   "lan  of   Distribution,"   "Risk   Factors"   and   "Selling
Shareholders.")

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION NOT CONTAINED IN THE PROSPECTUS IN CONNECTION WITH THIS OFFERING AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY ANY PERSON WITHIN ANY JURISDICTION TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL.

THESE ARE SPECULATIVE SECURITIES. See "Risk Factors" for certain factors that should be considered by prospective investors.

===========================================================================================
                             Minimum Offering (1)(2)(3)     Maximum Offering (1)(2)(3)
===========================================================================================
                              Per Share        Total         Per Share       Total
-------------------------------------------------------------------------------------------
Public Offering Prices          $8.00        $500,000         $8.00       $15,000,000
-------------------------------------------------------------------------------------------
Offering Expense                $4.13        $258,000         $.35          $658,000
-------------------------------------------------------------------------------------------
Net Proceeds                    $3.87        $242,000         $7.65       $14,342,000
-------------------------------------------------------------------------------------------


(1) This presentation assumes all shares (62,500 at the minimum and 1,875,000 at the maximum) are sold at the $8.00 minimum bid. Because our shares are being sold pursuant to a Dutch Auction (where bids must be at least $8.00 but could range higher, proceeds could be significantly higher than the $500,000 to $15,000,000 range indicated. (See "Application of Proceeds.")

(2) The Shares are being self-underwritten by BioQuest's principals on a Dutch Auction, minimum-maximum basis. There is no selling commission.

(3) Before deducting offering expenses (estimated at $ 258,000 for the minimum offering and $658,000 for the maximum offering).

                                TABLE OF CONTENTS

Descriptive Title                                                           Page

INTRODUCTORY STATEMENT: WHO SHOULD INVEST......................................3
PROSPECTUS SUMMARY.............................................................3
SUMMARY FINANCIAL DATA.........................................................4
PRO FORMA FINANCIAL INFORMATION................................................4
RISK FACTORS...................................................................4
CERTAIN PARTIES AND RELATED TRANSACTIONS.......................................9
FIDUCIARY RESPONSIBILITY OF THE COMPANY'S MANAGEMENT...........................9
APPLICATION OF PROCEEDS.......................................................10
CAPITALIZATION................................................................12
DILUTION......................................................................12
THE COMPANY...................................................................13
SELECTED FINANCIAL DATA.......................................................26
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
         AND RESULTS OF OPERATIONS............................................26
ABSENCE OF PUBLIC MARKET......................................................28
DESCRIPTION OF CAPITAL STOCK..................................................28
PLAN OF DISTRIBUTION..........................................................29
ERISA CONSIDERATIONS..........................................................31
LEGAL MATTERS.................................................................31
EXPERTS.......................................................................32
AVAILABLE INFORMATION.........................................................32
APPENDIX I - FINANCIAL STATEMENTS............................................I-1


     Until  November___,  2000 (25 days  after  the date  hereof),  all  dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a current copy of this Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of BioQuest since such date or, in the case of information incorporated herein or therein by reference, the date of filing with the Securities and Exchange Commission.

     Following the conclusion of each fiscal year, Shareholders will receive an annual report, including a balance sheet, statements of operations, cash flows and changes in shareholders' equity and related footnotes. The financial statements contained in the annual report will be audited by BioQuest's independent certified public accountants. Unaudited quarterly reports on operations also will be distributed to Shareholders or made available through e-mail and/or the Internet.

                             INTRODUCTORY STATEMENT:
                                WHO SHOULD INVEST

     PURCHASE OF THE SHARES OFFERED HEREBY SHOULD BE MADE ONLY BY THOSE PERSONS WHO CAN AFFORD TO BEAR THE RISK OF A TOTAL LOSS OF THEIR INVESTMENT. THE COMPANY RESERVES THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART.

     The Company believes that prospective investors should consider the Shares as a long-term investment. While BioQuest intends to seek listing on the NASDAQ OTC Bulletin Board ("OTCBB") or Small Cap Market and will become a reporting company, there is currently no public market for BioQuest's Shares (and none is likely to develop for approximately 6 to 8 months after the date of this Prospectus). (See "Absence of Public Market.")

     In addition, offerees should not purchase Shares with the expectation of sheltering income.

Potential investors are advised that an investment in Shares of BioQuest is subject to the following considerations, among others:

o Start-up companies can be speculative and volatile and involve significant risks, including those discussed in "Risk Factors." Moreover, prospective investors are advised that BioQuest's auditors have issued a report (as is often true for developmental stage entities) which raises questions about BioQuest's ability to continue as a "going concern". (See Financial Statement, Appendix I, and "Risk Factors - No Operating History" and "Certain Parties and Related Transactions.")

o The Company has not had significant prior operations and market acceptance may be beyond the control of management. (See "The Company" and "Risk Factors.")

o Certain conflicts of interest exist in the management of BioQuest. (See "Certain Parties and Related Transactions.")

o The success of BioQuest is dependent on its management. (See "The Company -- Management" and "Risk Factors -- Reliance on Management.")


                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Prospectus. All references in this Prospectus to Shares are as of August 23, 2000 , unless otherwise specified. Prospective investors should carefully consider the information set forth under the heading "Risk Factors."

                                   The Company

     BioQuest International, Inc. was organized November 4, 1999 under the laws of Virginia as a privately held corporation and to exist as a holding corporation for the purposes of creating, establishing, acquiring, building and developing various wholly owned subsidiary companies, all allied within the alternative/complementary/integrative medical field.

The Offering

Plan of        The   Shares   are   being    offered   on   a   best    efforts,
Distribution   self-underwritten,  all-or-nothing  minimum, Dutch Auction basis.
               Specifically, during this offering, the minimum offering is 62,500 shares while the maximum offering is 1,875,000. The minimum acceptable bid during this offering is $8.00 but, because of the Dutch Auction process being employed, purchasers may pay a price which may be higher than $8.00 per share. (See "Plan of Distribution.")

Risks and An investment in BioQuest involves substantial risks due in part Conflicts of to the highly speculative nature of our business plan. (See
Interest       "Certain  Parties and Related  Transactions.")  Risks inherent in investing in BioQuest are discussed under "Risk Factors."

Application The proceeds of the offering are expected to be employed as of Proceeds outlined in "Application of Proceeds," with particular emphasis
               on  completing   the   construction   of  our  Internet   portal,
               BatoutofHealth.com, and outfitting Stage I of the BioQuest Center for  Integrative  Medicine  Limited.  In the event  more than the
               minimum  is  sold,  we  intend  to  apply  more  capital   toward
               implementing our business plan. (See "Application of Proceeds", "The Company" and "Plan of Distribution.")


                             SUMMARY FINANCIAL DATA

     The Summary Financial Information, all of which has been derived from audited financial statements included elsewhere in this Prospectus, reflects operations for our limited operating history as of and for the period from inception to August 23, 2000. This information should be read in conjunction with the financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operation."


             ------------------------------------ ------------------
             Current assets                           $401,150
             ------------------------------------ ------------------
             Non-current assets                        $25,567
             ------------------------------------ ------------------
             Current liabilities                       $1,574
             ------------------------------------ ------------------
             Revenue                                     $0
             ------------------------------------ ------------------
             Operating expenses                       $152,067
             ------------------------------------ ------------------
             Net loss                                ($152,067)
             ------------------------------------ ------------------


                         PRO FORMA FINANCIAL INFORMATION

     Pro forma financial information has not been presented since no significant business combination has occurred or is probable and, even where possible or remote, there have been no significant historical operations. Furthermore, there has been minimal historical activity (approximately 11 months). Consequently, pro forma information would serve no useful purpose. (See Appendix I.) In addition, summary financial data is provided in "Selected Financial Data."

                                  RISK FACTORS

     Prospective investors should consider carefully, in addition to the other information contained in this Prospectus, the following factors before purchasing the Shares offered hereby. An investment in the Shares involves a very high degree of risk. We are very early stage of development and investors should carefully consider the information presented herein, including risks relating to the absence of operations, uncertain market acceptance, competition, potential technical obsolescence, future capital needs and dependence on key personnel.

1. No Operating History. We were only recently founded and plan to commence operations in October 2000. Since our inception, most of our time and resources have been spent in obtaining interim financing and developing a business plan. Accordingly, we have no meaningful operating history upon which an evaluation of our prospects can be based. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. To address these risks, we must, among other things, respond to competitive developments, attract, retain and motivate qualified persons and upgrade our technologies and commercialize products incorporating such technologies. Our success is dependent upon obtaining needed funding from intended operations as well as additional financing, whether from placement of our equity or debt or from third party funding sources. There can be no assurance that we will be successful in addressing such risks. We have incurred normal start-up expenses since inception and expect to operate at a loss for the foreseeable future. There can be no assurance that we will achieve or sustain profitability.

2. Broad Discretion with Regard to Application of Proceeds. The amounts set forth in the "Application of Proceeds" section indicates our proposed use of proceeds from this offering. However, our actual expenditures may vary substantially from these estimates depending upon the economic conditions and the success, if any, of our business. A significant portion of the net proceeds of this offering has been allocated, among other uses, to investment in existing subsidiaries and proposed acquisitions. While we expect to use proceeds of this Offering as outlined in "Application of Proceeds," we retain broad discretion as to the specific use of such funds. For example, as described in such discussion, if shares are sold at $8.00 per share, $59,000 (11.8%) of funds raised are expected to be used for Batoutofhealth.com if the 62,500 share minimum is achieved but increases to $1,000,000 (6.7%) at the 1,875,000 share maximum (again, assuming shares are sold in the Dutch Auction at the $8.00 minimum bid).

3. Influence of Management and Possible Anti-Takeover Effects. Upon consummation of the offering, assuming the maximum offering is sold, members of our management will beneficially own 77.9% of the outstanding shares. As a result of this ownership, management will have significant influence over our management policies and corporate affairs. In fact, investors who purchase shares may not have the power to elect even a single director and, as a practical matter, current management will continue to effectively control BioQuest. Concentration of large amounts of our shares in the hands of management may also make more difficult any takeover or change in control not approved by such shareholders.

4. No Assurance of Profitability or Payment of Dividends. Dividends, if any, to Shareholders are in the discretion of management. No assurance can be given that our products will be accepted in the marketplace or that there will be sufficient revenues generated for us to be profitable. We have not paid any dividends. Should our operations and proposed expansion prove to be profitable, it is likely that we will retain much or all of our earnings in order to finance future expansion. Moreover, we may be restricted from paying dividends to our Shareholders under future credit or other financing agreement(s). Therefore, we do not presently intend to pay dividends, and it is not likely that any dividends will be paid in the foreseeable future.

5. Developing Market; New Entrants; Unproven Acceptance of BioQuest's Products. The market for our products has only recently begun to develop, is rapidly evolving and is characterized by a number of market entrants who have introduced or developed like products. As is typical in the case of a new and rapidly evolving industry, demand and market acceptance for recently introduced products is subject to a high level of uncertainty. The industry is young and has few proven products. While we believe that our products will offer significant advantages over existing alternatives, there can be no assurance. In particular, our anticipated product price structure will likely be subject to price erosion due to competition. Because the market for our products and services is new and evolving, it is difficult to predict the future growth rate, if any, and size of this market. There can be no assurance that the market for our products/services will develop or that our products/services will be adopted. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors or if our products/services do not achieve market acceptance, our business, operating results and financial condition will be materially adversely affected.

6. Dependence Upon Suppliers. The development and implementation of our business plan is placing, and will continue to place, a significant demand on the allies and vendors on which we rely, some of which may have limited resources and capacity. In addition, certain of our suppliers, in turn, will rely on sole or limited sources of supply of components included in their products. Failure of such suppliers and vendors to adjust to meet our demands may prevent us from meeting our development and marketing deadlines, which in turn, could have a material adverse effect on our business, financial conditions and results of operations.

7. Management of Growth. The rapid execution necessary for us to fully exploit the market window for our products requires an effective planning and management process. Our rapid growth is expected to place a significant strain on our managerial, operational and financial resources. In addition, most of our administrative and marketing and sales staff is yet to be hired. To manage our growth, we must implement and improve our operational and financial systems to expand, train and manage our employee base. For example, we are currently in the process of building an internal maintenance and support organization. Further, we will be required to manage multiple relationships with various customers and other third parties. Although we believe that it has made adequate allowances for the costs and risks associated with this expansion, there can be no assurance that our systems, procedures or controls will be adequate to support our operations or that management will be able to achieve the rapid execution necessary to fully exploit the market window for our products and services. Our future operating results will also depend on our ability to expand our sales and marketing organizations, implement and manage new channels to penetrate different and broader markets and expand our support organization commensurate with the increasing base of our products. If we are unable to manage growth effectively, our business, operating results and financial condition will be materially adversely affected.

8. Competition. The market for our products is new and rapidly evolving and subject to rapid technological change. We expect competition to intensify and increase in the future. Almost all of our current and potential competitors may have longer operating histories, greater name recognition, larger installed customer bases and greater financial, technical and marketing resources than we have. Such competition could materially adversely affect our business, operating results or financial condition. There can be no assurance that we will be able to compete successfully against current or future competitors or that competitive pressures we face will not materially adversely affect our business, operating results and financial condition.

9. Seasonal Variations in Results and Business Cycle Exposure. As a result of our lack of operating history, we do not have historical financial data on which to base planned operating expenses. Accordingly, our expense levels are based in part on our expectations as to future revenues and to a large extent will be fixed. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall of demand for our products in relation to our expectations would have an immediate adverse impact on our business, operating results and financial condition. We plan to expand our field sales force and organization. There can be no assurance that such internal expansion will be successfully completed, that the cost of such expansion will not exceed the revenues generated or that our sales and marketing organization will be able to successfully compete against the significantly more extensive and well-funded sales and marketing operations of many of our current or potential competitors. Our inability to effectively manage our internal expansion could have a material adverse effect on our business, operating results or financial condition. In addition, we plan to increase operating expenses to increase our sales and marketing operations, develop new distribution channels and broaden its customer support capabilities. To the extent that such expenses precede or are not subsequently followed by increased revenues, our business, operating results and financial condition will be materially adversely affected.

10. Government Regulation and Legal Uncertainties. We are not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to our products. However, it is possible that a number of laws and regulations may be adopted with respect to alternative medicine and international commerce, covering issues such as nutritional supplements being regulated by the Food and Drug Administration (F.D.A.) in the future. The adoption of any such laws or regulations could decrease the demand for our products and increase our cost of doing business or otherwise have an adverse effect on our business, operating results or financial condition. Moreover, there can be no assurance that export controls, either in their current form or as may be subsequently enacted in the U.S., Mexico, The Bahamas or elsewhere, will not limit our ability to distribute products outside of the United States. Any such export restrictions, new legislation or regulation or unlawful exportation could have a material adverse impact on our business, operating results or financial condition.

11. Dependence on Key Personnel. Our performance is substantially dependent on the performance of our executive officers and key employees, most of who have worked together for only a short period of time. Given our early stage of development, we are dependent on our ability to attract, retain and motivate high quality personnel, especially management and highly skilled development teams. We do not have "key person" life insurance policies on any of our employees. The loss of the services of any of our executive officers or other key employees could have a material adverse effect on our business, operating results or financial condition. Our future success also depends on our continuing ability to identify, hire, train and retain other highly qualified technical and managerial personnel. Competition for such personnel is intense, and there can be no assurance that we will be able to attract, assimilate or retain other highly qualified technical and managerial personnel in the future. The inability to attract and retain the necessary technical and managerial personnel could have a material adverse effect upon our business, operating results or financial condition.

12. Proprietary Technology. Our success and ability to compete is dependent in part upon our proprietary technology. While we rely on patent, trademark, trade secret and copyright law to protect our technology, we believe that factors such as the technological and creative skills of our personnel, new product developments, frequent product enhancements, name recognition and reliable product maintenance are more essential to establishing and maintaining a technology leadership position. There can be no assurance that others will not develop technologies that are similar or superior to ours. We will generally enter into confidentiality or license agreements with our employees, consultants and vendors, as well as control access to and distribution of our documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use our products or technology without authorization, or to develop similar technology independently. In addition, effective copyright and trade secret protection may be unavailable or limited in certain foreign countries, and the global nature of international commerce makes it virtually impossible to control the ultimate destination of our products. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. Policing unauthorized use of our products is difficult. There can be no assurance that the steps we take will prevent misappropriation of our technology or that such agreements will be enforceable. In addition, in the future we may need to litigate to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our business, operating results or financial condition.

13. Risks Associated with International Expansion. A key component of our strategy is our planned expansion into international markets. In particular, we intend to establish operations in The Bahamas by the end of 2000 and in Mexico by the end of 2001. If the international revenues generated by these products/services are not adequate to offset the expense of establishing and maintaining these foreign operations, our business, operating results or financial condition could be materially adversely affected. To date, we have no experience in developing localized versions of our products and services or marketing and distributing our products and services internationally. There can be no assurance that we will be able to successfully market, sell and deliver in these markets. In addition to the uncertainty as to our ability to expand our international presence, there are certain risks inherent in doing business on an international level, such as unexpected changes in regulatory requirements, export restrictions, export controls, tariffs and other trade barriers, difficulties in staffing and managing foreign operations, longer payment cycles, problems in collecting accounts receivable, political instability, fluctuations in currency exchange rates, seasonal reductions in business activity during the summer months in certain parts of the world and potentially adverse tax consequences, which could adversely impact the success of our international operations. There can be no assurance that one or more of these factors will not have a material adverse effect on our future international operations and, consequently, on our business, operating results and financial condition.

14. This Offering is Self Underwritten and Our Plan of Distribution Differs from Traditional Plans. We plan to use a "Dutch Auction" as the primary method of distributing our shares. We will solicit offers to purchase from prospective investors through the Internet as well as by traditional means. The auction is open for purposes of receiving offers to purchase following the posting of the final prospectus on our website, which is located at www.bioquestipo.com. This method of distribution has the inherent risk that we will not sell the desired amount of securities or receive the desired price for those securities. If this were to occur, we would likely postpone or cancel the offering which could materially affect any future attempts to sell our shares in a public offering.

15. The Distribution of Our Shares Through a Dutch Auction, Without an Underwriter, Could Result in a Poor After- Market for our Shares. Because we are not using a traditional underwriter for this offering, there may be a greater risk that our common shares will not receive adequate support from securities firms in the after market, through market-making and other activities. If this should occur, the market price for our common shares may decline.

16. Arbitrary Offering Price Volatility of Stock Price; Dilution. There has been no prior secondary market for the shares. our minimum price per share has been arbitrarily determined by our board of directors and bears no relationship to our assets, book value or net worth. The price at which shares may be purchased or sold may be subject to extreme fluctuations due to such factors as actual or anticipated fluctuations in our operating results, selection of products, execution of new contracts, general market conditions and other factors. Moreover, our offering price per share is substantially in excess of the net tangible book value as a "start-up". Accordingly, this offering will result in immediate and substantial dilution of our net tangible book value per common share. Thus, investors who purchase shares offered hereby will experience immediate dilution based on the difference between the subscription price and the net tangible book value per common share. Purchasers of shares will pay at least $8.00 per share which, while we will have a net tangible book value (based on our August 23, 2000 balance sheet, of approximately $.07 if the $500,000 minimum offering is achieved and $1.35 if the $15,000,000 maximum offering is achieved. That represents dilution of $7.93 per share (or approximately 99%) at the $500,000 level and $6.65 per share (or approximately 83%) at the $15,000,000 level. Because our shares are being sold pursuant to a Dutch Auction (where bids must be at least $8.00 but could range higher), the resulting dilution would be proportionally reduced. (See "Capitalization," "Dilution" and "Description of Capital Stock -- Generally.")

17. Absence of a Public Market; Publicly Reporting Company; No Current Public Market for Shares. No trading market for the purchase and sale of these shares exists. We intend to list our shares for trading on the NASDAQ Market for the NASDAQ Bulletin Board ("OTCBB"). However, a purchaser of shares may not be able to liquidate his or her investment at this time, and shares may not be readily acceptable as collateral for loans. As a reporting company, we will be required to file quarterly reports on Form 10-QSB and annually on Form 10-KSB and, in each case, are required to provide the financial and other information specified in such forms. In addition, we would be required to file on Form 8-K if specified events occurred or upon the occurrence of other events which may be material to Shareholders. No assurance can be given as to the liquidity of the trading market for our shares or that an active public market will develop or, if developed, will continue. If an active public market does not develop or is not maintained, the market price and liquidity of the shares may be adversely affected. Consequently, holders of shares acquired in this offering may not be able to liquidate their investment in the event of an emergency or for any other reason, and the shares may not be readily accepted as collateral for a loan. Accordingly, prospective investors should consider the purchase of shares only as a long-term investment.

18. Forward Looking Statements. We have made statements in this prospectus and in the documents we file with the Commission that are considered
     "forward-looking statements" within the meaning of pertinent securities laws. Sometimes these statements contain words such as "will likely result," "are expected to," "will continue," "is anticipated," "estimate" or similar expressions or other similar words. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other factors that could cause our actual performance or achievements to be materially different from those we project.

19. Possible Strategic Relationships. We are open to developing various strategic alliances. If successful, such alliances are expected to dramatically reduce our need for capital and result in expanding our existing and contemplated activity. There can be no assurance that such strategic relationships can be achieved.

     In addition to the above risks, businesses are often subject to risks not foreseen by management. This is especially true for developmental stage companies. In reviewing the prospectus, potential investors should keep in mind that other possible risks could affect us and their investments therein, including normal business and several economic conditions which are not within our control.


                    CERTAIN PARTIES AND RELATED TRANSACTIONS

     Because of certain statutory and case law relating to broad discretion granted management of a company, typically directors and officers of a corporation are indemnified by and have limited monetary liability to its Shareholders. Failure of management to satisfy its fiduciary responsibility to Shareholders could subject management to certain claims.

     There have been no past transactions with its affiliates. Nonetheless, Peter J. Ewens and, Roger Miller have had a personal and business relationship for nearly 25 years. Mr. Miller has been Mr. Ewens personal tax advisor and Mr. Ewens and Mr. Miller have had majority ownership in two other corporations previously. Mr. Ewens and Mr. Miller have also made personal investments in the same investment opportunity together, in each case as minority shareholders. No other prior relationships exist within our management.

     We may enter into transactions with our affiliates in the future. BioQuest intends to enter into any such transactions only at prices and on terms no less favorable to BioQuest than transactions with independent third parties. In that context, BioQuest will require any director or officer who has a pecuniary interest in a matter being considered to recuse themselves from any negotiations. Moreover, our Articles of Incorporation provide that any related party contract or transaction must be authorized, approved or ratified at a meeting of the Board of Directors by sufficient vote thereon by directors not interested therein or the transaction must be fair and reasonable to BioQuest. In any event, any BioQuest debt instruments in the future are expected generally to prohibit us from entering into any such affiliate transaction on other than arm's-length terms. In addition, a majority of the Board is (and must continue to be) neither an officer nor has a pecuniary interest (other than as a Shareholder or Director) in any transactions with BioQuest. In turn, commencing immediately, a majority of the independent members of the Board of Directors (defined as having no pecuniary interest in the transaction under consideration) will be required to approve all matters involving interested parties.


              FIDUCIARY RESPONSIBILITY OF THE COMPANY'S MANAGEMENT

     Counsel has advised BioQuest's management it has a fiduciary responsibility for the safekeeping and use of all assets of BioQuest. Management is accountable to each Shareholder and required to exercise good faith and integrity with respect to its affairs. For example, whether under SEC and/or general fiduciary principles, management cannot commingle property of BioQuest with the property of any other person, including that of management.

     Cases have been decided under the common or statutory law of corporations in certain jurisdictions to the effect that a Shareholder may institute legal action on behalf of himself and all other similarly situated Shareholders (a class action) to recover damages from management for violations of fiduciary duties, or on behalf of a corporation (a corporation derivative action), to recover damages from a third party where management has failed or refused to institute proceedings to recover such damages. On the basis of federal and/or state statutes, including most critically The Virginia General Corporation Law, and rules and decisions by pertinent federal and/or state courts, accordingly,
(a) Shareholders in a corporation have the right, subject to the provisions of the Federal Rules of Civil Procedure and jurisdictional requirements, to bring class actions in federal court to enforce their rights under federal securities laws; and (b) Shareholders who have suffered losses in connection with the purchase or sale of their shares may be able to recover such losses from a corporation's management where the losses result from a violation by the management of SEC Rule 10b-5, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). It should be noted, however, that in endeavoring to recover damages in such actions, it would be generally difficult to establish, as a basis for liability, that BioQuest's management has not met such standard. This is due to the broad discretion given the directors and officers of a corporation to act in its best interest.

     The SEC has stated that, to the extent any exculpatory or indemnification provision purports to include indemnification for liabilities arising under the Securities Act of 1933, as amended ( the "Securities Act"), it is the opinion of the SEC that such indemnification is contrary to public policy and, therefore, unenforceable. Shareholders who believe that BioQuest's management may have violated applicable law regarding fiduciary duties should consult with their own counsel as to their evaluation of the status of the law at such time.


                             APPLICATION OF PROCEEDS

     The net proceeds from the sale of our shares of common stock offered hereby, if sold at $8.00 per share, are estimated to be $14,342,000 if the maximum offering is achieved (after associated organization and offering expenses approximating $658,000) and $242,000, if only the 62,500-share minimum offering is achieved (with associated $258,000 organization and offering expenses). See "Capitalization" below with regard to our current capitalization and that which will exist if the minimum or maximum offering is achieved.

     We expect that such net proceeds will be used to finance the development and expansion of our contemplated activities as well as for general corporate purposes. We will review potential acquisition opportunities on an ongoing basis and periodically engage in discussions with acquisition candidates. We have not, however, entered into any definitive agreements with respect to the acquisition of any properties. In the event only the minimum amount of funding is subscribed, we will concentrate our efforts primarily on completing the construction of our Internet portal, BatoutofHealth.com, and establishing and outfitting Stage I of the BioQuest Center for Integrative Medicine Limited. In the event that more than the minimum is subscribed, we intend to be more aggressive in implementing our business plan and further develop operations, personnel and projects. Anticipated application of proceeds below does not, however, include cash flow from revenue. We anticipate receiving revenues from operations, but there can be no assurance that such revenues will be sufficient to generate positive cash flow before proceeds from this offering are expended. At anticipated levels of capital expenditures (so-called "burn rates"), proceeds from the minimum offering are expected to fund our operations for 6-9 months. However, investors are advised that, given the Dutch Auction process, the selling price could be a high as $25.00 a share, which would increase the net proceeds to BioQuest to as much as approximately $46,000,000.


                                                                            Gross Proceeds (1)

                                                                   $500,000                $15,000,000
                                                                   --------                -----------
                                                              Dollar                   Dollar
                                                              Amount   Percentage      Amount   Percentage
                                                              ------   ----------      ------   ----------
Offering Expenses
    Accounting Fees                                           $30,000     6.0         $30,000     0.2%
    Legal Fees (2)                                             35,000     7.0          35,000     0.3
    Printing and Related Costs                                 25,000     4.0          25,000     0.1
    Filing Fees (SEC & State)                                  34,000     6.6          34,000     0.2
    Software license Fee for Internet-Based Direct             25,000     5.0          25,000     0.2
      Public Offering
    Complete Web Site for Stage I(3)                           45,000     9.0          45,000     0.3
    Marketing - Internet                                       30,000     6.0         230,000     1.5
    Marketing - Non Internet                                   30,000     6.0         230,000     1.5
    Miscellaneous                                               4,000     1.8           4,000     0.1
Working Capital(4)                                            134,000    26.8         367,500     2.5
Investment in Existing Subsidiaries
   Batoutofhealth.com                                          59,000    11.8       1,000,000     6.7
   BioQuest Center for Integrative  Medicine Limited           50,000    10.0       2,350,000    15.6
   BioQuest Media Resources Group                                   0      0          500,000     3.3
   BioQuest Seminars Program                                        0      0          350,000     2.3
Proposed Acquisitions (5)                                           0      0        9,775,500    65.2
                      --                                      -------    ----       ---------    ----
Gross Proceeds                                               $500,000     100%    $15,000,000     100%
Less Offering Expenses                                        258,000    51.6         658,000     4.4
                                                              -------    ----         -------     ---
Net Proceeds                                                 $242,000    48.4%    $14,342,000    95.6%
                                                             ========    ====     ===========    ====

(1) This presentation assumes all shares (62,500 minimum to 1,875,000 maximum) are sold at the $8.00 minimum bid. Because of the Dutch Auction process being used in this offering (where bids must be at least $8.00 but could range higher), any proceeds in excess of $15,000,000 would be allocated between Working Capital and Proposed Acquisitions.

(2) Legal fees represent the cash portion only. Warrants for the issuance of stock in the amount of 15,000 shares, exercisable at $.01 per share at any time prior to three years from the date of this Prospectus, will be granted in lieu of the balance of legal fees.

(3) A portion of the total cost of the completion of Stage I of BioQuest's web site will be granted in stock (16,000 shares). The figures listed represent only the cash option.

(4) Portions of the proceeds of this offering will be used to pay salaries of our management. The figures listed represent amounts for a period of 6 months from the date of this offering.

(5) We are currently conducting exploratory discussions with potential strategic partners and/or acquisition candidates in the field of alternative medicine. Should these relationships develop, it is anticipated that all such transactions would involve either an all-stock transfer or payment via a cash component and a stock component. The figures listed assume all such transactions will be part cash and part stock and include anticipated due diligence expenses.

     We reserve the right to change the application of proceeds depending on unforeseen circumstances at the time of this offering. The intent is to implement our business plan to the extent possible with funds raised in this offering. Unforeseen events, timing, the general state of the economy and our ability or inability to generate revenue could greatly alter the application of proceeds from that shown above.

                                 CAPITALIZATION

     The following table sets forth (i) our capitalization as of August 23, 2000; and (ii) our pro forma capitalization on the same date, reflecting (a) the sale of the 62,500 shares offered hereby, for estimated net proceeds of $3.87 per Share, if only the minimum offering is sold at the $8.00 minimum price; and
(b) the sale of 1,875,000 shares offered, for estimated net proceeds of $7.65 per Share, if the maximum offering is sold at the $8.00 minimum price. (See "Application of Proceeds" and "Description of Capital Stock.")


                                                                                                          As Adjusted
                                                                                                          -----------
                                                                                      Actual        Minimum        Maximum
                                                                                      ------        -------        -------
Shareholders' equity
Common stock, par value; 25,000,000 shares authorized; 9,040,473 shares issued and outstanding; 9,102,973 (Minimum) and 10,915,473  (Maximum) shares to be
issued and outstanding, as adjusted                                                       $0             $0              $0

Additional Paid-in capital                                                           842,210      1,084,210      15,184,210
Stock subscription receivable                                                       (265,000)      (265,000)       (265,000)
Deficit accumulated during the development stage                                    (152,067)      (152,067)       (152,067)
                                                                                    --------       --------        --------
Total Shareholders' equity and total capitalization                                 $425,143       $667,143     $14,767,143
                                                                                    ========       ========     ===========


                                    DILUTION

     The following table sets forth the percentage of equity the investors in this offering will own compared to the percentage of equity owned by the present shareholders, and the comparative amounts paid for the shares by the investors as compared to the total consideration paid by the present shareholders of BioQuest. (See "Description of Capital Stock," "Risk Factors" and "Capitalization" for a more complete discussion of total number of shares and associated rights and consequences.) This presentation assumes all shares
(62,500 at the minimum and 1,875,000 at the maximum) are sold at the $8.00 minimum bid. Because our shares are being sold pursuant to a Dutch Auction (where bids must be at least $8.00 but could range higher), the resulting dilution would be proportionately reduced.


Dilution for $500,000 Offering (1)

Initial public offering price per Share                        $8.00 (100.0%)

  Net tangible book value per Share before offering             0.05 (0.6%)
  Increase per Share attributable to new Shareholders           0.02 (0.3%)

Pro forma net tangible book value per Share after offering     $0.07 (0.9%)
Total dilution per Share to new Shareholders                   $7.93 (99.1%)


                              Shares Purchased        Total Consideration
                              ----------------        -------------------
                                                                             Average Price
                            Number       Percent      Amount       Percent     Per Share
                            ------       -------      ------       -------     ---------
Existing Shares           9,040,473       99.3       $842,210       62.7         $ .09
New Shares                   62,500        0.7        500,000       37.3          8.00
                             ------        ---        -------       ----          ----
                          9,102,973      100.0      $1,342,210     100.0         $ .15
                          =========      =====      ==========     =====         =====


Dilution for $15,000,000 Offering (2)

Initial public offering price per Share                        $8.00 (100.0%)

  Net tangible book value per Share before offering            $0.05 (0.6%)
  Increase per Share attributable to new Shareholders          $1.30 (16.3%)

Pro forma net tangible book value per Share after offering     $1.35 (16.9%)
Total dilution per Share to new Shareholders                   $6.65 (83.1%)

                              Shares Purchased        Total Consideration
                              ----------------        -------------------
                                                                             Average Price
                            Number       Percent      Amount      Percent      Per Share
                            ------       -------      ------      -------      ---------
Existing Shares           9,040,473       82.8       $842,210        5.3         $0.09
New Shares                1,875,000       17.2     15,000,000       94.7          8.00
                          ---------       ----     ----------       ----          ----
                         10,915,473      100.0     15,842,210      100.0         $1.45
                         ==========      =====     ==========      =====         =====

(1) Assumes issuance and sale of 62,500 of our shares during this offering period in addition to the 9,040,473 shares currently outstanding.

(2) Assumes issuance and sale of 1,875,000 of our shares during this offering period in addition to the 9,040,473 shares currently outstanding.


                                   THE COMPANY

Introduction

     BioQuest International, Inc. was organized November 4, 1999 under the laws of Virginia as a privately held corporation and to exist as a holding corporation for the purposes of creating, establishing, acquiring, building and developing various wholly owned subsidiaries, all allied with the alternative/ complementary/ integrative medicine field. The Company generally has been inactive, having conducted no business operations except organizational and fund raising activities since its inception.

     However, we received gross proceeds in the amount of $800,210 from the sale of a total of 533,473 shares of common stock at $1.50 per share (the "Shares"), in an offering conducted pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated there under. The proceeds from such private placement are being used to fund a portion of the Stage I development of our web-site and as a down payment on the property in Freeport, Grand Bahamas (which will be used to house the BioQuest Center for Integrative Medicine Limited). We intend to raise capital, pursue specific targeted business development opportunities and build and expand our entities currently under development as our basis for growth and profitability.

     The field of alternative/complementary/integrative medicine is a field which, over the past 10 years, has grown exponentially, and which is expected to continue to do so over the next 10-20 years. This is principally due to a number of factors, including the emergence of HMO's that has eroded the one-on-one patient/doctor relationships of generations past. It also has to do with the evolution of a well informed and better-educated consumer, many of whom mistrust the profit-driven motives of giant pharmaceutical companies and the potential side effects of chemically based drugs. While in the past, alternative medicine has been largely misunderstood due a lack of centralized information resources available to the masses, it is being rapidly brought into focus by the onset of the electronic age and, more specifically, the Internet. The field is also highly fragmented, being made up of hundreds of thousands of individual practitioners in dozens of disciplines, each following their own practice, perhaps belonging to a loosely knit association, and all longing for a more competitive, cost-efficient and cohesive way of doing business in the 21st century.

     All of these elements, and many others, have created a wealth of opportunity for us. It is, therefore, our mission to fill a major void in the marketplace by providing the most comprehensive database of information on medical alternatives and research available; providing the consumer a base of knowledge through a full spectrum of educational instruction on a condition-specific basis; and finally by furnishing our users an extensive selection of resources appropriate for the prevention and/or treatment of a condition, malady, illness or disease particular to them. In order to carry out our mission, we have meticulously drafted a master blueprint of operating entities that are designed to work in complete harmony with one another in an effort to insure that each section of the entire loop is achieved and to guarantee that the cooperative marketing efforts are maximized while concurrently maintaining spending efficiencies at peak labels in order to derive the highest profits possible.

The Proposed Operating Subsidiaries

     BioQuest International Inc. has been uniquely structured by combining existing businesses that BioQuest will acquire with businesses that it will develop internally for two principal reasons. First, to enable the overall company to fold in businesses which have a synergistic appeal within the field of alternative medicine, and which fit strategically into its master business model; have been formed and, have a beginning infrastructure; have a historical track record; have begun to generate revenues; have solid and proven management; have the need for capital to properly execute their business plan and to grow the business; and have the need for a well-designed, comprehensive marketing plan and strategies in order to facilitate their plan and achieve their goals. Second, by infusing each of these operating entities with sufficient capital, in addition to providing the proper marketing drivers and marketing management through the creation of internally developed entities, we will significantly increase the revenues and earnings of all business operations, existing, acquired and startup. It should further be noted that this also provides an essential opportunity to cross-market between and amongst companies, creating substantial cost and revenue producing efficiencies within the complete system.

     The following is a brief summary on each of the companies in the process of development:

(1) BatoutofHealth.com,, currently under construction, has been designed to be the most comprehensive Internet portal within the field of alternative medicine. This portal will provide a single source site for medical practitioners, individual consumers and companies to go for information, education, research, products and services related to health and well being through non-allopathic, natural, holistic and alternative/complementary therapies. The principal focus will be on those preventative therapies employed and practiced in order to avert disease through a combination of various disciplines and modalities that have been proven to promote wellness. Alternative/ complementary treatments are available for those who demonstrate that need. It should be carefully noted that this site has been structured as a true profit-driven e-commerce site, with B2B and B2C capabilities, and is not merely an informational site. In addition, our portal has been structured as a powerful market driver for each of the other brick and mortar business entities within the BioQuest International family, and is therefore not a pure play site. Most of the component elements contained within the site, and listed below, are revenue producing and profit driven.

o Comprehensive database of information and articles published on all aspects of up-to-the-moment alternative/complementary medicine and preventative therapies.
o    On-line periodicals.
o On-line lectures and regular talk shows featuring respected and known experts taking calls live. o Full-featured electronic mail. o A database of practitioners broken down by country, state, and city, and including a brief biography and areas of specialization on each.
o    Want ads.
o An alternative medicine "yellow pages" type format, which will include ads from practitioners and companies selling related products and services.
o A shopping mall featuring products related to alternative and preventative medicine including, but not limited to, books, tapes, videos, CD-ROMS, nutritional supplements, vitamins, herbs and equipment.
o    E-banner advertising.
o    Sales transaction fees.
o    Discounted wholesale product sales.
o    Consumer membership fees for discounted product purchases.
o Major medical insurance program for alternative/complementary medical coverage.
o A complete line of private label "BioQuest" products manufactured under our specifications and sold on our site and through traditional channels of distribution.
o    Site hosting fees.
o    Link fees.
o    Print media advertising.
o    Multi-media advertising.
o    Audio ads.

(2) The BioQuest Center for Integrative Medicine Limited is being developed and is dedicated to the administration of efficacious alternative, natural treatment modalities to patients from around the world who are afflicted with various' diseases. BioQuest has selected The Bahamas as its choice for the location of this facility, in order to provide an ideally situated, relaxed, upscale environment, which will be conducive to the integrative healing and recovery of the patient. BioQuest will incorporate case-specific treatment protocols that combine or "integrate" those modalities which have been demonstrated to be the most efficacious, with the least side effects, and which may include alternative, complementary and allopathic (traditional) therapies. Of equal importance is the recognition that the patient is a holistic person, one that is intimately connected and not just an arrangement of body systems, parts and organs. In addition to treating the physical being, we must integrate a harmonious, synergistic approach that addresses the mental and spiritual components that are interrelated to one's health, balance and wellness.

     This "World Class" facility will house a treatment clinic offering principally outpatient services, but will include a limited number of inpatient rooms, along with a state-of-the-art research center devoted to finding new, effective, natural treatments for disease and illness. The Center will also train professional doctors and medical practitioners, from countries throughout the world, in the specific methods and techniques used in administering these highly effective treatments and therapies. The training component will be added during Phase II of the development of The Center, anticipated to occur in 2002. It is important to note that this facility will not have the "look and feel" of a traditional clinic or hospital. In our Center, you will not see staff members wearing white coats or carrying stethoscopes around their necks. The reason is simple. Many, if not most of the patients we will treat, have been through the conventional medical system, where they have undergone surgery, radiation, chemotherapy and the like. They have come to us because traditional medicine has failed them. We believe that the last thing they want to see is another medical institution that looks and feels like one more potential disappointment.

     The treatments and methods The Center's doctors will employ are all modalities that are proven through extensive research, as well as years of positive results through their administration to thousands of satisfied patients in clinics and hospitals throughout the world. The doctors and medical practitioners who have joined, and will join the Center's staff, bring with them many patients who we will treat.

Some of the therapies to be employed individually or in combination are:

o    Hyperthermia
o    Colonics
o    Ozone Therapy
o    Massage
o    Chelation Therapy
o    Polyatomic Oxygen Therapy
o    Blood Irradiation
o    Hydrotherapy
o    Acupuncture
o    Reflexology
o    Rolfing
o    Chiropractic
o    Yoga
o    Cold Sheet Treatments
o    Visualization
o    Counseling/Stress Management
o    Physical Therapy
o    Psychological and Spiritual Support

(3) The BioQuest Seminar Program is a business component being established to provide a grass roots approach to educating the general public as to ways in which they can increase their overall feeling of health and well being. The seminar programs will be directed by Dr. James Chappell, a retired chiropractic and naturopathic physician, clinical nutritionist and medical herbalist, who has treated over 7,000 patients in his 30 year career. The outreach mission of the seminar program will be accomplished through lectures, seminars, symposiums, conferences, classes and retreats and will be given in all major markets throughout the United States and in select cities abroad. The topics covered in each of these venues will focus on health and well being, and will provide a valuable forum and structure for participants to "live the experience" while involved, and then take such education and experience home and put it into active daily practice.

Several of the topics are:

o    "There Is No Incurable Disease"
o    "Immunologic Rejuvination"
o    "Systematic Detoxification"
o    "Wellness Education"

Among the conditions addressed are:

o    Heart Disease
o    Cancer
o    AIDS
o    Alzheimer's Disease
o    Diabetes
o    Arthritis
o    Chronic Fatigue Syndrome
o    Herpes
o    Sexual Dysfunction
o    Depression
o    Allergies
o    Colds
o    Flu

(4) BioQuest Media Resources Group has been created to support each of the operating subsidiaries through its use of and promotion through traditional media resources. These include: newspaper, radio, television, cable, infomercials, live-streaming audio and video broadcasts on the Internet as well as newsletters.

     The first enterprise underneath the Media Resources Group umbrella to be developed is a monthly newspaper (to be named) that will focus on "truth journalism" reporting on topics that are little known to the public, and yet are of great concern regarding our health and well being. The President of BioQuest Media Resources Group is Ms. Nicole Shoong, formerly Editor in Chief of the California Sun, a regional newspaper that focused on exposing potential threats and dangers to mankind. BioQuest's intent is to establish distribution of this publication within every major market in the U.S. and to include it as an on-line publication within BatoutofHealth.com, our proposed Internet portal. We intend to utilize existing distributors, and will establish health food stores and alternative medical practioner's offices as our primary channels of distribution. In addition, editions will be mailed to all paid subscribers.

     The second entity to be developed is Heart to Heart Radio, a weekly radio talk show which will be syndicated nationally and will feature Ms. Nicole Shoong and Dr. James Chappell, formerly the hosts of the Shoong and Chappell Show, a regional weekly broadcast in California and operating with a similar format.
Heart to Heart, hosted by Nicole Shoong and Dr. James Chappell, offers a featured guest each week who is preeminent in his or her discipline within the health industry. The shows will also be aired via live-streaming broadcasts through our contemplated Internet portal, BatoutofHealth.com.

(5) The BioQuest International Health Foundation will be set up as a non-profit foundation, which will channel private charitable contributions and government grants and funding into the research of new treatment protocols, as well as providing treatment, through The BioQuest Center for Integrative Medicine, to a group of patients that are financially less fortunate.

Future Acquisitions

     The Company has identified a number of synergistic business areas which fit its master business model, and with which it intends on establishing additional profit centers in the future. These include, but are not limited to, wellness retreat centers, alternative medical publications, direct mail nutritional supplement marketing companies, nutritional supplement manufacturing operations and a strategic alliance with a major health insurance carrier for the purposes of underwriting an alternative health only major medical insurance plan. We have investigated a number of business and acquisition opportunities and have performed preliminary due diligence on several. It is our intent to use a portion of the proceeds of this offering to continue the due diligence process on these projects (which may include third party feasibility studies where management considers such studies prudent to complete the due diligence).






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                              Organizational Chart


                          [To be inserted separately.]

Business Potential

     In the future, BioQuest will develop additional strategic allied markets and products and acquire additional companies providing fundamental synergies toward the overall growth and development of BioQuest. We are committed to becoming the dominant provider of information, education, products and services related to integrative/alternative/complementary medicine throughout the world. We believe it is essential to provide a "complete loop" that offers the consumer a comprehensive base of information, a process of education, and finally, resources for purchase, implementation and treatment of products, services, methods, disciplines and therapies specific to their individual wants, needs, makeup and situation. In pursuit of this mission, and in order to achieve this preeminent status, we will employ four key business strategies throughout our growth and development.

o Dedicate our resources to the development and marketing of information, educational resources, products, services and sources for the establishment and maintenance of health and well being in addition to sources for the treatment of illnesses and diseases within the alternative/integrative/complementary medicine domain, to the greatest number of people possible, on a global scale.

o Penetrate target markets through comprehensive consumer and institutional oriented marketing strategies. Drive toward market saturation through aggressive and effective advertising and promotion for all of the products and services we offer, and consolidate and direct all effort toward building the BioQuest brand.

o Within all elements of brand and product development for market readiness, adhere to the philosophy of differentiation such that our presence, products and services stand out and stand alone within each of our categories.

o Maintain our competitive edge over time through the development and implementation of new breakthrough technologies and processes; the creation of new products that establish distribution within additional niche-oriented segments of the market; and invest in new technological developments via strategic alliances, partnerships, joint ventures, acquisitions and consulting agreements.

         In examining the market conditions relative to our overall business model, we believe we are in a fertile market for our products and services as indicated by the following:

o We have a very large consumer base/market size with over 80 million baby boomers in the U.S. alone, a segment of the population which is increasingly concerned with slowing the aging process, preventing disease, optimizing health and improving their overall quality of life as they approach or enter mid-life.

o In addition, the generation X population is better educated, have higher incomes and demonstrate an established and growing regard for health and fitness that exceeds that of previous generations.

o Today, 45% of all Americans take vitamins, supplements, herbal products or dietary aids on a daily basis, with an additional 23% who do so several times per week.

o The explosive growth of the "nutraceutical" market, which includes all dietary supplements, is an $86 billion industry, and is predicted to grow to $250 billion within the next 5 years.

o A pendulous shift from conventional medical care and practices to alternative therapies and treatments has taken place within the past decade. Americans in 1998 made 425 million visits to alternative medical practitioners, versus 388 million visits to conventional primary care physicians. They also spent $27 billion out of pocket on alternative care, compared to $29 billion in un-reimbursed physicians' services.

o The "War on Cancer" is being lost, through billions being spent on cancer research, the incidence rate having increased by 18%, and the mortality rate having increased by over 6% over the past 30 years.

o According to the American Cancer Society, 1.5 million new cases of cancer were diagnosed in 1999, with nearly 600,000 dying in the U.S. Predictions indicate that one out of three of us will develop cancer in our lifetime, which is 88 million people in the United States alone. This creates a significant opportunity for BioQuest and anyone else that possesses proven and effective means for treating cancer patients. Nearly 80% of all patients treated in our Center initially will be those who conventional medicine has failed. Over time through the education process to be administered via our Internet portal, we will get to these patients much earlier, and will arm them with natural alternatives, which they may choose over those available within conventional medicine.

o The pandemic spread of HIV/AIDS has infected more than 200,000 people in the U.S. in the last decade. More than half have died, most within 4 years of showing symptoms of the disease. The Center for Disease Control (CDC) reports that 2.2 million Americans now carry the HIV virus, but are not yet symptomatic. Global estimates are very low due to a lack of reporting and lack of adequate definition. It is estimated, however, that there are over 33 million people living with HIV/AIDS at this time, with over 5 million new cases being reported, and claiming 2.5 million lives, each year.

o Today there are over 40 million Internet users in the U. S. alone, with that number expected to grow exponentially over the next decade. It is estimated that 50% of Internet users will be shopping on-line by 2001, with 53% being women. It is further estimated that by 2004, on-line shopping will reach $3.2 trillion.

o The founders of BioQuest, and the key management team are comprised of individuals who bring significant experience and expertise in:

>>       Entrepreneurship
>>       Top Level Business Management
>>       Medicine
>>       Medical Research
>>       Marketing
>>       Information Technology
>>       Electronic Commerce
>>       International Commerce
>>       Financial Management
>>       Retail Concept Development

o BioQuest will remain mostly virtual in each of its operations. We will outsource nearly all manufacturing of raw supplies in addition to finished goods. We will smart source most of the component operations of our Internet portal. Where practical our fulfillment operations will be contracted out. In structuring the business this way, we have very little capital tied up in hard assets; have the flexibility in changing suppliers and contractors based upon economic and functional demands; can create operating efficiencies by using the competitive bidding process to our advantage; can use a number of suppliers at once, thus avoiding crises of being at the mercy of a single supplier in the event of a supply/demand imbalance.

o BioQuest will reinvest heavily in new developments, technologies, processes and products in an effort to maintain our competitive edge across all lines of business. We will establish strategic alliances globally with individuals and companies who possess innovative technology that we can incorporate into our overall business model. Further, BioQuest will license certain technology, processes and patented products developed by independent sources.Markets and Customers

     In order to successfully establish and develop the BioQuest brand throughout all of our operating entities, we have carefully researched our markets to identify our core customers and target markets. What is of interest is that there is a significant overlap in our customer base, creating a unique opportunity to leverage the brand in a most cost-efficient manner, by utilizing cross-over marketing and sales campaigns, which will result in driving customers and sales to multiple business entities at once. BioQuest has devised a comprehensive marketing strategy designed to facilitate the achievement of our overall sales, distribution and profit objective. Our approach for our initial stage of growth is to combine the elements of high volume, high margin venues with aggressive consumer-oriented advertising via a combination of the Internet and traditional media, along with promotional programs intended to maximize both product trial and repeat sales.

Competition

     In assessing the competition in each of our divisions, we have carefully analyzed all factors involved in assessing who our "true" competition is. Included are those entities that we feel are, or could be, in direct competition with BioQuest. With some of the entities, there are hundreds of competitors and with others virtually none. A breakout by business division follows:

(1)  BatoutofHealth.com

     There are hundreds, if not thousands, of web sites with a relationship to health, fitness and alternative or complementary medicine. There are many hundreds more that involve traditional medicine. BioQuest, in having spent nearly two years developing its concept, researched thousands of sites to determine what was, and what was not, available on the Internet. It is our opinion that a major Internet portal, as completely comprehensive as contemplated in this Prospectus, does not exist.

     What we have found are many sites which play a supportive role with already established businesses, most of which are attempting to create their own web presence, but only in direct support of their brick and mortar business. An example of the several of those are:

o    alternativemedicine.com
o    altmedadvisor.com
o    onhealth.com
o    drkoop.com
o    healthdoctor.net
o    healthcentral.com
o    n2health.com
o National Center for Complimentary and Alternative Medicine (NCAAM) - National Institutes of Health
o    medmarket.com
o    altmednet.com

Our  Internet  shopping  mall,   BatoutofHealth.com   (for  "better  alternative
therapies"),   will  incorporate  an  encyclopedic  product  listing,  including sources, uses, doses, visuals as well as prices per unit and per dose.

     In addition, most of these sites possess very limited information links and do not include database architecture. Further, their shopping malls and e-commerce presence fall very short.

o    vitamins.com
o    healthnyou.com
o    vitamins4life.com
o    virtuvites.com
o    vitaminshoppe.com
o    naturallyvitamins.com
o    vitanet.com
o    ultravitamins.com

(2)  BioQuest Center for Integrative Medicine Limited

     There are a number of "alternative" medical clinics and hospitals, located principally within Mexico and a few in the Caribbean, where patients seeking alternative therapies can travel and be treated. Nearly all of these clinics/hospitals specialize in one, and in a few cases, several therapies, and treat several diseases at maximum.

     What BioQuest has done is to structure a center which will offer a full and complete selection of alternatives and some traditional allopathic therapies for the treatment of most diseases, having chosen and incorporated only those which have been proven to be most effective.

     Of perhaps utmost importance, and what we believe will set the BioQuest Center For Integrated Medicine Limited apart from the rest of the world, is the individuality with which we will diagnose, and prescribe an integrated course of treatments to each patient we deal with. A panel of doctors and practitioners with different disciplines and expertise on staff at the Center, will as a group, evaluate each and every patient, and will then determine the component treatment program deemed most effective for him/her. To the best of our knowledge and understanding, there is no known facility employing this approach, which currently exists.

Several of the clinics/hospitals which offer limited treatment modalities are:

>> BioPulse (Tijuana, Mexico): This clinic offers inpatient and outpatient medical treatments. Specializing in cancer, it uses induced hypoglycemic treatment (IHT) as its primary therapy.

>> Europa Institute of Integrated Medicine (Tijuana, Mexico): This clinic offers only outpatient treatments. It offers hyperthermia, high pH cesium therapy, sterile aloe vera therapy, U.B.I., ozone, cytokine, chelation and orthomolecular therapies.

>> IB Hospital and Medical Center (Tijuana, Mexico): This clinic specializes in cancer and chronic degenerative disease, utilizing hyperthermia, U.B.I. and bioelectrical repolarization (BER) therapies.

>> Immuno-Augmentation Therapy (IAT) (Freeport, Bahamas): This clinic treats cancer only, utilizing subcutaneous injections of human proteins found in blood sera, to stimulate the immune system, rather than treating the cancer itself.

(3)  BioQuest Seminar Program:

     While there are many seminars and lecture circuits on everything from personal finance to investing in the stock market to learning the art of negotiation, there are only a limited number of seminars available which directly address the alternatives available for the treatment of disease and the maximization of health and well-being

(4)  BioQuest Media Resources Group:

     The first two venues within the Media Resources Group are a monthly newspaper and a weekly radio talk show. While there are a plethora of newspapers, and many talk shows, there are very few which will feature the style, format and content that ours will. Thereafter we feel it would be difficult if at all possible, to include others as competition.

Industry Regulation

     As an employer, we are subject to all federal, state and local statutes and
regulations   governing  its  relationship  with  our  employees  and  affecting businesses generally.

Management

     By way of summary,  the following table reflects the name, age and position
of  our  Executive   Officers  and  Directors.   Please  see  the   biographical
information, which follows:

     Name                          Age        Position

     Peter J. Ewens                51         President, Chief Executive Officer
                                              and Director

     Roger Miller, C.P.A.          68         Chief Financial Officer, Secretary
                                              and Director

     James Chappell, D.C., N.D.    50         Vice   President  of  Medical  and
     Ph.D., M.H.                              Scientific Technology

     Nicole Shoong                 47         President  of  BioQuest  and Media
                                              Resources Group

     All directors hold office until the next annual meeting of our shareholders and until their successors have been elected and qualify. Officers serve at the pleasure of the Board of Directors. Mr. Peter Ewens, and Mr. Miller will devote such time and effort to the business and affairs of the company as may be necessary to perform their responsibilities as executive officers and/or directors of BioQuest.

     It is expected that additional personnel will be employed to assist in operations and financial management. The Company has also identified several people that are candidates for key positions within the organization. The Company has discussed opportunities with some of these people and intends to actively recruit them upon obtaining adequate funding. Management recognizes that their expertise and experience is essential to success of our business plan. We also intend to continue to expand our advisory group in the areas of business and finance.

(4)  Directors

     (See "Executive Officers" above.)

Peter J. Ewens, Chief Executive Officer and President
-----------------------------------------------------

     Mr. Ewens has been the driving force behind the creation, development and growth of several successful companies over the past 25 years. Mr. Ewens possess over 25 years of experience in executive corporate management in a variety of fast-paced, time-critical environments.

     Prior to BioQuest, Mr. Ewens founded and built a food manufacturing and marketing company established to provide niche-oriented, products to the retail and food service industries in the United States. This company grew from concept to a multimillion-dollar company, and was named to the Inc. 500 in 1989 as one of the fastest growing private companies in the United States. In addition, Mr. Ewens was an owner and executive vice president of sales and marketing for a chain of private business schools principally involved in computer training.

     Prior to that, Mr. Ewens served as director of marketing and sales for a $200 million division of a Fortune 500 company involved in vocational post-secondary training, including business, computer, secretarial and welding. In this capacity, Mr. Ewens was responsible for the production and management of all media advertising for schools in over 20 major markets.

Roger Miller, C.P.A., Chief Financial Officer and Secretary
-----------------------------------------------------------

     Mr. Miller is a practicing tax consultant and has been in this field for the past 50 years. In addition to his involvement in the field of tax consulting, Mr. Miller was a Presidential appointee during the Carter Administration, responsible for the creation and implementation of the allocation and price regulations for propane, butane and other fuels for the entire United States.

     Mr. Miller, a C.P.A., is currently the President of Miller and Associates, Inc., newly located in Naples, Florida (formerly of Annandale, Virginia). The firm represents a significant number of high net worth clients in the Washington, D.C. area, clients in all fifty states and fifteen foreign countries.

James Chappell, D.C., N.D., Ph.D., M.H.,
Vice President of Medial and Scientific Technology
--------------------------------------------------

     Dr. Chappell has treated over 7,000 patients in a career that began in 1971 and included many Hollywood actors, producers and directors. Dr. Chappell recently retired from active practice as a chiropractic and naturopathic physician, clinical nutritionist and medical herbalist, and is now active teaching people his respected technique for health and natural healing. This technique specializes in chronic and terminal diseases through education in immunologic rejuvenation(TM) and systemic detoxification (TM). Among the conditions addressed are cancer, AIDS, heart disease, chronic fatigue syndrome, arthritis, herpes, sexual dysfunction, Alzheimer's disease, Parkinson's disease and diabetes.

     Dr. Chappell, in his capacity as Vice President of Medical and Scientific Technology will oversee all aspects of professional medical administration and technology within each of BioQuest's operating subsidiaries.

Nicole Shoong, President of BioQuest Media Resources Group
----------------------------------------------------------

     Nicole Shoong has been an active advocate behind critical health issues for the past 20 years. In 1994, she created the California Sun newspaper, a monthly publication devoted to issues of health, science, the environment, politics, self-empowerment and personal discovery. As publisher and editor of the Californian Sun, Ms. Shoong has built readership to over 400,000 worldwide.

     In 1998, Ms. Shoong established The California Sun News Hour, an hour talk radio program with an interview listener call-in format. The program aired on KFNX in Phoenix, Arizona and WALE in providence, Rhode Island, a coverage area population of approximately 10 million.

     Ms. Shoong has joined us as our BioQuest Media Resources Group President which has been established to support each of the operating subsidiaries through its use of, and promotion through, traditional media resources.

Remuneration and Employment Contracts

     BioQuest was formed on November 4, 1999, and therefore paid no compensation prior to that time. At such time as we commence operations, it is expected that the Board of Directors will approve the payment of salaries in a reasonable amount to each of its officers for their services to BioQuest.

     All key management personnel have executed Employment Agreements with us. All agreements are for a term of five (5) years from October 15, 2000. All carry standard terms that include compensation, benefits, disability, non-competition and termination of employment provisions. In addition, incentives in the form of options to be issued under a proposed stock option plan is contemplated but has not yet been developed.

     As BioQuest's operations develop, it is anticipated that additional personnel may be hired. It is generally anticipated that any such future individuals will devote full time to BioQuest. At such time, the Board of Directors may, in its discretion, approve the payment of additional cash or non-cash compensation to the foregoing for their services to BioQuest.

     BioQuest does not provide officers with pension, stock appreciation rights, long-term incentive or other plans but has the intention of implementing such plans in the future.

     Since all directors are also officers, members of the Board of Directors will not be paid separately for their services. Directors out-of-pocket expenses will be reimbursed upon presentation of appropriate documents.

Employee Benefits

     It is anticipated that we will implement, in the near future, a restricted employee stock option plan under which our Board of Directors may grant employees, directors and certain advisors of BioQuest options to purchase its Shares at exercise prices of not less than 85% of the then current market price on the date of their grant. Income from any such options is not expected to be tax deferrable. As of the date of this Prospectus, the plan has not been defined and no options have been granted but it is anticipated that Shares will be reserved.

     BioQuest anticipates that it will adopt, in the future, an employee bonus program to provide incentive to our employees. It is anticipated that such a plan would pay bonuses in cash or stock to employees based upon BioQuest's pre-tax or after-tax profit for a particular period. It is anticipated that we will adopt a retirement plan such as a 401(k) retirement plan and that we will implement an employee health plan comparable to the industry standard.
Establishment of such plans and their implementation will be at the discretion of the Board of Directors; any such bonus plan will be based on annual objective, goal-based criteria developed by the Board of Directors for eligible participants and will be exercisable only at prices greater than or equal to the market value of the underlying Shares on the date of their grant.

Employee(s)

     As of August 23, 2000, BioQuest has engaged Peter J. Ewens and his part-time assistant as independent contractors. Such relationships are expected to change to that of employee following the initial closing on this offering. It is not expected that future employees will be represented by employee union(s).

     BioQuest currently maintains its office rent-free at facilities provided by Mr. Peter J. Ewens, the CEO and a director of BioQuest, at 11217 Silverleaf Drive, Fairfax Station, Virginia 22039. Its telephone number is (703) 764-4464. BioQuest anticipates that it will have continued use of this office on a rent-free basis for the foreseeable future and that this arrangement will be adequate for our needs while it is in the development stage. Assuming that BioQuest obtains the necessary additional financing and is successful in implementing its business plan, BioQuest will require its own commercial facility to be located in northern Virginia. In such event, management believes that BioQuest would be able to locate adequate facilities at reasonable rental rates in Northern Virginia, suitable for its future needs.

Litigation

     There  has  not  been  any  material  civil,   administrative  or  criminal
proceedings concluded, pending or on appeal against BioQuest or its affiliates and principals. (nor are any threatened or pending)

Securities Ownership Of Certain Beneficial Owners and the Principal Shareholder

     The following table summarizes certain information with respect to the beneficial ownership of BioQuest's Shares, immediately prior to and after this offering. The following table sets forth information as of August 23, 2000, regarding the ownership of BioQuest's common stock by each shareholder known by BioQuest to be the beneficial owner of more than ten per cent (10%) of its outstanding Shares, each director and all executive officers and directors as a group. Except as otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned.


                                                                                      After the Offering(1)
                                                                                      ---------------------
                                                      Prior to Offering(1)        Minimum(2)            Maximum(3)
                                                      --------------------        ----------            ----------
Name of Beneficial Owner:                                Number       %        Number       %        Number        %
-------------------------                                ------       -        ------       -        ------        -
     Peter J. Ewens                                    4,000,000    44.2%    4,000,000    43.9%    4,000,000     36.6%
     Roger Miller                                      4,000,000    44.2%    4,000,000    43.9%    4,000,000     36.6%
     Dr. James Chappell                                  250,000     2.8%      250,000     2.7%      250,000      2.3%
     Nicole Shoong                                       250,000     2.8%      250,000     2.7%      250,000      2.3%
                                                         -------     ---       -------     ---       -------      ---
All Directors, Officers and 10%
Shareholders as a Group:                               8,500,000    94.0%    8,500,000    93.3%    8,500,000     77.8%
                                                       ---------    ----     ---------    ----     ---------     ----
All Beneficial Owners as a Group                       9,040,473   100.0%    9,102,973    00.0%   10,915,473    100.0%
                                                       =========   =====     =========    ====    ==========    =====


(1)  Reflects total outstanding shares of 9,040,473 as of August 23, 2000.

(2) Assumes issuance and sale of 62,500 shares of BioQuest during this offering (the "inimum" offering) in addition to the 9,040,473 shares outstanding as of August 23, 2000, an aggregate 9,102,973 shares.

(3) Assumes issuance and sale of 1,875,000 shares during this offering (the "maximum" offering) in addition to the 9,040,473 shares outstanding as of August 23, 2000, an aggregate 10,915,473 shares.

Family Relationships

     There are no family relationships between BioQuest and any director or executive officer.


                             SELECTED FINANCIAL DATA

     The following table sets forth certain financial data for BioQuest. The selected financial data should be read in conjunction with BioQuest's "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements of BioQuest and Notes thereto. The selected financial data as of and for the period from inception to August 23, 2000 have been derived from BioQuest's financial statements and are included as Appendix I to this Prospectus.


                  Current assets.................         $401,150
                  Non-current assets.............          $25,567
                  Current liabilities............           $1,547
                  Revenue........................               $0
                  Operating Expenses.............         $152,067
                  Net loss.......................       $(152,067)


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

1. Liquidity and Capital Resources. BioQuest was incorporated on November 4, 1999 in Virginia as a privately held corporation for the purpose of establishing a business or businesses all allied with the field of alternative medicine. Our goals are to brand BioQuest as the premiere provider of information, products and services within the field of alternative medicine. BioQuest has not yet commenced generating revenue. BioQuest has raised $800,210 through a private placement to fund 8-12 months of operations. BioQuest intends to raise up to $15,000 ,000 in the initial public offering ("IPO") and utilize these funds to finance operations and execute its business plan.

     BioQuest has not yet commenced generating any revenue. BioQuest expects to fund development expenditures and incur losses until it is able to generate sufficient income and cash flows to meet such expenditures and other requirements. BioQuest does not currently have adequate cash reserved to continue to cover such anticipated expenditures and cash requirements. These factors, among others, raise substantial doubt about BioQuest's ability to continue as a going concern. In this regard, see the Independent Certified Public Accountant's Report appearing elsewhere herein which cites substantial doubt about BioQuest's ability to continue as a going concern.

2. Plan of Operation. Through August 2000, BioQuest's activities have been organizational and devoted to developing a business plan, raising capital, creating its web site, as well as beginning to develop its other subsidiary operations. Where such costs are indirect and administrative in nature, they have been expensed in the accompanying statement of operations. Where such costs relate to capital raising and are both direct and incremental, such costs have been treated as deferred offering costs in the accompanying balance sheet.

     BioQuest can be classified as an "early stage" start-up company with essentially no operating history and no revenues. Our web site is expected to be launched in October 2000.

     No assurance can be given that our products and services will be accepted in the marketplace or that there will be sufficient revenues generated for us to be profitable. Besides the risk factors (see Risk Factors"), businesses are often subject to risks not foreseen by management. In reviewing this Prospectus, potential investors should keep in mind other potential risks that could be important.

     BioQuest has developed an action plan geared to varying amounts of capital being raised. We will structure our operations based on both the amount of capital raised in the IPO and the timing of the receipt of the proceeds. Hence, during our initial 12 months of operation, we will devote a significant portion of our day-to-day operations on marketing, recruiting and retaining key personnel, planning, well establishing, branding and marketing a variety of unique products and services.

     Specifically, assuming that only $500,000 of capital is raised, BioQuest's goals will be to further develop its website and hospital. Additionally, at the $7,500,000 level, BioQuest would increase its investment in Batoutofhealth.com, BioQuest Center for Integrative Medicine Limited, BioQuest Media Resources Group and BioQuest Seminar Program. If a total of $15,000,000 is raised, BioQuest would devote substantially more capital to all of its developing subsidiaries and acquisitions.

     If the minimum proceeds are achieved, BioQuest expects to retain 5 full-time employees and to continue to outsource the majority of the web development. If the maximum proceeds are achieved, we expect to retain up to 25 full-time employees while continuing, because of the associated efficiency and cost-effectiveness, to outsource a significant portion of the Website development to outside firms.

     Because BioQuest has no history of operations, there is no assurance that our business plan can be developed and implemented. As a result, there is no assurance that revenues will ever be generated sufficient to recover the capital raised in the IPO, let alone provide a return to shareholders on invested capital.

3. Safe Harbor. "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Statements contained in this document which are not historical fact are forward-looking statements based upon management's current expectations that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.

4. Recent Accounting Pronouncements. There are no recently issued accounting standards for which the impact on our financial statements at August 23, 2000 is not known.


                        ABSENCE OF CURRENT PUBLIC MARKET

     There is no current public trading market for the Shares. While BioQuest intends to qualify its Shares for quotation on the NASDAQ Bulletin Board under the symbol "BIOQ", that is not expected to occur, if at all, for at least 6-18 months from the date of this Prospectus. There is no assurance that BioQuest can satisfy then-current pertinent listing standards or, if successful in getting listed, avoid later delisting. (See "Risk Factors.")


                          DESCRIPTION OF CAPITAL STOCK

     BioQuest is authorized to issue 25,000,000 shares of common stock, no par value. The issued and outstanding shares of common stock (the "Shares") being registered hereby are validly issued, fully paid and non-assessable. The holders of outstanding Shares are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as the Board of Directors may from time to time determine.

     All  Shares  have  equal  voting  rights  and,  when  validly   issued  and
outstanding, have one vote per share in all matters to be voted upon by the stockholders. A majority vote is required on all corporate action. Cumulative voting in the election of directors is not allowed, which means that the holders of more than 50% of the outstanding shares can elect all the directors as they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any directors. (See "Risk Factors - Control by Principal Shareholders; No Cumulative Voting; and Possible Anti-Takeover Effects.") The Shares have no preemptive, subscription, conversion or redemption rights and can only be issued as fully paid and non-assessable shares. Upon liquidation, dissolution or winding-up of BioQuest, the holders of Shares are entitled to receive a pro rata of the assets of BioQuest, which are legally available for distribution to stockholders.

Preferred Stock

     The Company is authorized to issue 5,000,000 shares of preferred stock, no par value. Currently there are no issued and outstanding preferred shares of BioQuest and we do not anticipate any to be issued.

Certain Provisions of Virginia Law.

     The only classes of stock outstanding at this time are the common shares (the "Shares"). Shareholders are entitled to one vote per Share on all matters to be voted upon by Shareholders and, upon issuance in consideration of full payment, are non-assessable. In the event of liquidation, dissolution or winding up of BioQuest, the Shareholders are entitled to share ratably in all assets remaining after payment of liabilities. Shares do not have cumulative voting rights with respect to the election of directors and, accordingly, the holders of more than 50% of the Shares could elect all the directors of BioQuest. (See "Risk Factors - Control by Principal Shareholders; No Cumulative Voting; and Possible Anti-Takeover Effects.") There are no redemption or sinking fund provisions or preemptive rights with respect to the Shares, and Shareholders have no right to require BioQuest to redeem or purchase Shares.

Dividend Rights

     Each Share is entitled to dividends if, as and when BioQuest's Board of Directors declares dividends. We intend to retain future earnings for use in its business and do not anticipate paying any dividends on Shares in the foreseeable future. While not currently so restricted, we may be prohibited from paying dividends on the Shares in the future under credit or other financing agreement(s) unless certain amounts are available and certain other conditions are satisfied.

                              PLAN OF DISTRIBUTION

     We propose to offer directly to the public, at $8.00 per share, a minimum of 62,500 shares up to a maximum of 1,875,000 shares of our common stock.
Investors should be advised we believe that the final offering price could be higher than $8.00 per share based on competitive bids received under the Dutch Auction process ("Bids"). While the minimum acceptable bid is $8.00, it is possible that the Bids could equal to or exceed $25.00 per share. Of course, the actual price will be determined in accordance with the Dutch Auction process described below. We will offer and sell the shares on a best-efforts, self-underwritten basis through several of our officers and employees who will not be compensated for these services. There are no underwriters involved in this offering and we do not intend to retain brokers to offer our common shares. Accordingly, we will receive the gross proceeds of this offering, a portion of which will be applied to the costs associated with this offering.

     The Dutch Auction process which will be used in connection with this offering operates as follows:

1. Prior to the effectiveness of the registration statement relating to this offering, we will post the preliminary prospectus on our www. bioquestipo.com web site (the "Website"). A copy of our preliminary prospectus for this offering in electronic format (the "electronic prospectus") is available on our separate and special offering Website. The electronic prospectus has the same content as the paper copy of the preliminary prospectus prepared for the offering. We may also solicit prospective investors by publicizing the offering through tombstone advertisements and as otherwise permitted by SEC Rule 134. Any such publications will invite persons interested in the offering to view a copy of the preliminary electronic prospectus on the Website or to obtain a paper copy of our preliminary prospectus by contacting us. We may reach additional potential investors by direct mail (including email) solicitation. All potential investors will be invited to register on our Website. Registration will require prospective investors to provide us with their name, address and social security number as well as certain other basic information. After the final prospectus is posted on the Website (see 2 below), registered investors will be able to submit a Bid at any price the investor chooses, at or above the minimum $8.00 per share price. All Bids and other information disclosed by potential investors are maintained as confidential.

2. The auction is open for purposes of receiving Bids to purchase following the posting of the final prospectus on the Website. The Bids will specify the number of shares the potential investor proposes to purchase and the price the investor is willing to pay for the shares. All Bids must be accompanied by "good funds" made payable to American Stock Transfer and Trust Company ("AST") which acts as our escrow agent and will also act as our transfer agent. If a Bid is submitted and subsequently confirmed, it may be withdrawn at any time until the auction is closed. As inidicated the Bid can be at the $8.00 minimum price or at any price above. Similarly, new or substituted Bids may be placed at any time prior to the close of the auction. The principal factor in establishing the price the public pays us for the shares will be the "clearing price" resulting from the Bid that equals the lowest price set forth in valid firm Bids which "clears" all of the shares in the amount we elect to sell between the 62,500 share minimum up to the 1,875,000 share maximum. The clearing price may be equal to or greater than the public offering price set by us, but it will not be lower. The "clearing price" will also determine the allocation of shares to successful bidders. All Bids which are below the "clearing price" will be rejected even if they are higher than the public offering price. If sufficient Bids are not received or the clearing price is not equal to or greater than the public offering price of $8.00 per share, we will either cancel the offering or file a post-effective amendment and conduct a new auction.

     Set forth below is a simplified example of the auction process: Company X offers to sell 1,000,000 shares in its public offering through the Dutch Auction process and sets the minimum public offering price at $20. Company X receives bids, all of which are kept confidential until the auction process ends, as set forth in the following table.

        Number of Shares                       Clearing
      Requested by Bidders     Bid Price($)      Price       Success
      --------------------     ------------      -----       -------
            200,000                 $36          $24           100%
            150,000                 30            24           100
            350,000                 28            24           100
            400,000                 24            24            75
            700,000                 20             -             0

     The bids in the above table include offers to purchase 700,000 shares at $28 to $36, leaving 300,000 of the 1,000,000 shares offered still available. (These 300,000 shares are deemed the "clearing shares.") Since the 400,000 shares are bid in at $24, the 300,000 available shares will be allocated among the 400,000 shares bid for at $24. Thus, $24 is the "clearing" price and, since 300,000 shares is three quarters of the 400,000 shares, everyone who bids $24 will be able to purchase 75% of the number of shares for which they bid. All of the 1,000,000 shares sold to the public in the offering will be sold at $24 per share. All bids at $20, which was the stated minimum public offering price, would be rejected.

     We are offering a minimum of 62,500 shares and a maximum of 1,875,000 shares pursuant to our Dutch Auction. Throughout the bidding process, we intend to examine the number of Bids to purchase and the amounts per share of the Bids. We will then select the number of shares between the minimum offering of 62,500 shares and our maximum offering of 1,875,000 shares to be included in this offering (since we reserve the right to fix the number of shares between such minimum and maximum offerings). The following table illustrates a hypothetical bid process for our offering.


          Number of Shares                                Aggregate Number of           Success % If 1,875,000
        Requested By Bidders       Bid Price($)     Shares at Bid Price and Greater        Maximum Accepted
        --------------------       ------------     -------------------------------        ----------------
                 100,000                24                     100,000                          100%
                 100,000                22                     200,000                          100
                 150,000                20                     350,000                          100
                 400,000                18                     750,000                          100
                 750,000                17                   1,500,000                          100
               1,000,000                16                   2,500,000                         37.5
               2,000,000                14                   4,500,000                            0
               2,500,000                12                   6,000,000                            0
               3,000,000                10                   9,000,000                            0
               3,500,000                 8                   12,500,000                           0


     In the above example, if we accepted only the 62,500 share minimum, the resulting clearing price would be $24 per share. (Note the clearing price for all the 1,875,000 shares would be $16 per share -- in which case the gross proceeds would be $30,000,000.) However, we have reserved the right to select any number of shares between the 62,500 share minimum and the 1,875,000 share maximum, and thus the resulting clearing price for all the shares in this offering, based on our desire to raise adequate funds to support our maximum shareholder value, would occur between $16-$24. BioQuest specifically reserves the right to choose any combination of shares and prices which will maximize the proceeds to the company with the lowest number of shares to be issued. We do not know how many offers to purchase will be submitted or what the prices will be for any offers to purchase. The above hypothetical table is included merely to explain our auction process.

     The auction may remain open for up to 90 days after the effective date of this prospectus, or we may elect to close the auction at any time prior to the 90-day maximum period based on the rate at which we receive Bids and the price of the Bids. The actual time at which the Dutch Auction closes will be determined by us based on general market conditions during the period immediately following effectiveness of the registration statement. We will notify these investors by email (or by other means) as soon as practicable following its close that the auction has been closed and that their Bids have either been accepted or rejected and the allocation amounts for accepted Bids.

     Our software will automatically determine what is the clearing price as well as the allocation. The Bids and documents evidencing the Bids to purchase will be maintained by BioQuest through the Website's licensed technology. AST will hold all funds in escrow until the closing of the offering, at which time it will close the escrow and distribute the appropriate number of common shares to successful bidders and distribute to us the offering proceeds. Any excess funds sent with successful Bids to purchase, and all funds sent with unsuccessful Bids to purchase, will be returned to those persons or entities that had excess or unsuccessful bids.

     Once the auction is closed, as stated previously, we will determine the highest price at which valid Bids for at least 62,500 shares have been received. We will also employ an independent auditor to verify and certify that the auction results are accurate and comply with the rules of the Dutch Auction process. Bids for fewer than one (1) share will not be accepted and no one bidder may purchase more than 10% of the number of shares accepted. In order to facilitate the orderly completion of this offering, we reserve the right to reject Bids that we deem to be manipulative or disruptive and, in exceptional circumstances, to alter our method of allocation as we deem necessary to ensure an orderly distribution of shares. For example, large orders may be reduced to ensure a broader public distribution.

     Price and volume volatility in the market for our common shares may result from the somewhat unique nature of the proposed plan of distribution. Price and volume volatility in the market for our common shares after the completion of this offering may adversely affect the market price of our common shares, assuming a market does in fact develop.

     Prior to the offering, there has been no public market for our common shares. The initial public offering price for the common shares will be determined by the process described above and does not necessarily bear any direct relationship to our assets, current earnings or book value or to any other established criteria of value, although these factors were considered in establishing the initial public offering price range. Other factors considered in determining the initial public offering price range include:

o    market conditions;
o    the industry in which we operate;
o    an assessment of our management;
o    our initial operating results;
o    our business potential; and
o    other factors deemed relevant.


                              ERISA CONSIDERATIONS

     Persons who contemplate purchasing Shares on behalf of Qualified Plans are urged to consult with tax and ERISA counsel regarding the effect of such purchase and, further, to determine that such a purchase will not result in a prohibited transaction under ERISA, the Code or a violation of some other provision of ERISA, the Code or other applicable law. The management and BioQuest necessarily will rely on such determination made by such persons, although no Shares will be sold to any Qualified Plans if management believes that such sale will result in a prohibited transaction under ERISA or the Code.


                                  LEGAL MATTERS

     The validity of Shares being offered by this Prospectus will be passed upon for BioQuest International, Inc. by Duncan, Blum & Associates, Bethesda, Maryland and Washington, D.C.


                                     EXPERTS

     The financial statements included in this Prospectus and in the Registration Statement have been audited by Hill, Barth and King LLC, independent certified public accountants, to the extent and for the period set forth in their report, which contains an emphasis paragraph regarding BioQuest's ability to continue as a going concern, appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


                              AVAILABLE INFORMATION

     BioQuest International, Inc. has filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form SB-2 with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. Reference is made to such Registration Statement, including the amendment(s) and exhibits thereto, for further information with respect to BioQuest and such securities. The Registration Statement can be inspected and copied at the public reference facilities of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the SEC's following regional offices: at Seven World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison, Suite 1400, Chicago, Illinois 60601. Copies of the Registration Statement can be obtained from the Public Reference Section of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

     For further information with respect to BioQuest and the shares of common stock offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the SEC, at the addresses set forth above. Moreover, BioQuest has filed such materials electronically with the SEC; accordingly, such materials can be accessed through the SEC's Website that contains reports, proxy and information statements and other information regarding registrants (http// www.sec.gov).

     While BioQuest has not previously been subject to the informational and periodic reporting requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), by filing this registration statement, it immediately becomes subject to Exchange Act requirements to file annual (Form 10-KSB), quarterly (Form 10-QSB) and periodic material reports (Form 8-KSB).

                                                                      APPENDIX I












                              FINANCIAL STATEMENTS

                        CONSOLIDATED FINANCIAL STATEMENTS

                  BIOQUEST INTERNATIONAL, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                                 August 23, 2000










                              - - - o o O o o - - -

                                 C O N T E N T S




                                                                  P A G E


         Independent Auditors' Report - - - - - - - - - - - - - - - - - - - -I-1

         Consolidated Balance Sheet   - - - - - - - - - - - - - - - - - - - -I-2

         Consolidated Statement of Operations - - - - - - - - - - - - - - - -I-3

         Consolidated Statement of Stockholders' Equity - - - - - - - - - - -I-4

         Consolidated Statement of Cash Flows  - - - - - - - - - - - - - - - I-5

         Notes to Consolidated Financial Statements - - - - - - - - - -I-6 - I-8



                              - - - o o O o o - - -

Board of Directors
BioQuest International, Inc.
Naples, Florida


                          Independent Auditors' Report

We have audited the accompanying consolidated balance sheet of BioQuest International, Inc. and its subsidiaries BioQuest International Company Limited and BioQuest Center for Integrative Medicine Limited (collectively, the Company) as of August 23, 2000 and the related consolidated statements of operations, stockholders' equity and cash flows for the period from November 4, 1999 (date of inception) to August 23, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of BioQuest International, Inc. and its subsidiaries as of August 23, 2000 and the consolidated results of their operations and their consolidated cash flows for the period from November 4, 1999 (date of inception) to August 23, 2000 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note F to the consolidated financial statements, the Company's ability to continue as a going concern is dependent on a successful public offering of the Company's common stock. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                    /s/ HILL, BARTH & KING LLC
                                                    Certified Public Accountants

Naples, Florida
August 29, 2000



                                        CONSOLIDATED BALANCE SHEET

                                BIOQUEST INTERNATIONAL, INC. AND SUBSIDIARIES
                                        (A Development Stage Company)
                                               August 23, 2000




             A S S E T S

Cash - NOTE C                                                                                     $    348,470

Prepaid expenses                                                                                         3,438
Deferred offering costs                                                                                 49,242
Premise and equipment - NOTE B                                                                          25,567
                                                                                              -----------------
                                                                                                  $    426,717
                                                                                              =================




             LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
   Accounts payable                                                                               $        1,574


Stockholders' Equity:
   Preferred stock, no par value, 5,000,000 shares
      authorized, no shares issued and outstandi                                                             0
   Common stock, no par value, 25,000,000
      shares authorized, 9,040,473 shares issued and o                                                       0
   Additional paid-in capital                                                                          842,210
   Stock subscription receivable                                                                      (265,000)
   Deficit accumulated during the development stage                                                   (152,067)
                                                                                              -----------------
                                                               TOTAL STOCKHOLDERS' EQUITY              425,143
                                                                                              -----------------
                                                                                                  $    426,717
                                                                                              =================





                     See accompanying notes to consolidated financial statements

                                                I-2

                      CONSOLIDATED STATEMENT OF OPERATIONS

                  BIOQUEST INTERNATIONAL, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
   For the period from November 4, 1999 (date of inception) to August 23, 2000




REVENUE                                 $               0





EXPENSES
  Bank charges                                        371
  Outside services                                  5,398
  Consulting fees                                  97,065
  Conventions                                       2,562
  Interest expense                                    233
  Legal fees                                       14,640
  License and permits                                 435
  Meals                                             5,427
  Office expense                                    8,437
  Telephone                                         2,829
  Travel                                           14,229
  Miscellaneous                                       441
                                       ------------------
                     TOTAL EXPENSES               152,067
                                       ------------------


                            NET LOSS          $  (152,067)
                                       ==================












           See accompanying notes to consolidated financial statements


                                               CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                BIOQUEST INTERNATIONAL, INC. AND SUBSIDIARIES
                                                        (A Development Stage Company)
                                  For the period from November 4, 1999 (date of inception) to August 23, 2000




                                                                         DEFICIT
                                                                       ACCUMULATED
                                                       ADDITIONAL         DURING           STOCK
                                      COMMON            PAID-IN        DEVELOPMENT      SUBSCRIPTION
                                      STOCK             CAPITAL           STAGE          RECEIVABLE          TOTAL
                                  ---------------   -------------   ---------------   ---------------   ---------------
     November 4, 1999             $             0    $          0   $             0   $            0    $            0
   Proceeds from issuance
     of common stock                            0         842,210                 0         (265,000)          577,210
   Net loss from inception to
     August 23, 2000                            0               0          (152,067)               0          (152,067)
                                  ---------------    ------------   ---------------   --------------    ---------------
Balance (deficit)
     August 23, 2000              $             0    $    842,210   $      (152,067)  $    (265,000)  $        425,143
                                  ===============   =============   ===============   ==============   ================

























                                       See accompanying notes to consolidated financial statements

                                                                 I-4

                                            CONSOLIDATED STATEMENT OF CASH FLOWS

                                       BIOQUEST INTERNATIONAL, INC. AND SUBSIDIARIES
                                               (A Development Stage Company)
                        For the period from November 4, 1999 (date of inception) to August 23, 2000



CASH FLOWS FROM OPERATING ACTIVITIES
------------------------------------
    Net loss                                                                             $  (152,067)
    Adjustments to reconcile net loss to net
      cash used in operating activities:
      Increase in prepaid expenses                                                            (3,438)
      Increase in other assets                                                               (49,242)
      Increase in accounts payable                                                             1,574
                                                                                    -----------------
                                           NET CASH USED IN OPERATING ACTIVITIES            (203,173)
                                                                                    -----------------

CASH FLOWS FROM INVESTING ACTIVITIES
------------------------------------
    Investment in website development                                                        (25,567)
                                                                                     ----------------
                                           NET CASH USED IN INVESTING ACTIVITIES             (25,567)
                                                                                     ----------------

CASH FLOWS FROM FINANCING ACTIVITIES
------------------------------------
     Proceeds from issuance of common stock                                                  577,210
                                                                                      ---------------
                                       NET CASH PROVIDED BY FINANCING ACTIVITIES             577,210
                                                                                      ---------------

                                                            NET INCREASE IN CASH             348,470

CASH
----
     Beginning of period                                                                           0
                                                                                       --------------
     End of period                                                                      $    348,470
                                                                                       ==============
















                                See accompanying notes to consolidated financial statements

                                                        I-5

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  BIOQUEST INTERNATIONAL, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                                 August 23, 2000


NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------

Organization:

BioQuest International, Inc. (the Company) was incorporated under the laws of the State of Virginia on November 4, 1999. The Company's activities to date have been limited to the organization of the Company and its subsidiaries, as well as preparation for a maximum $15,000,000 common stock offering (the offering). A substantial portion of the offering will be used by the Company to provide the initial capitalization of the subsidiaries and for future acquisitions.

The consolidated financial statements of the Company include the accounts of the Company and its wholly-owned subsidiaries, BioQuest International Company Limited and BioQuest Center for Integrative Medicine Limited. The wholly-owned subsidiaries are Bahamian Corporations. There has been no activity or assets purchased by these companies.

Nature of Business:

The Company was formed to create, design, establish, build and operate wholly-owned subsidiaries allied with and providing alternative, complementary and integrative medical services as well as a comprehensive internet portal focused on medicine in the world.

Use of Estimates:

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred offering Costs:

Deferred offering costs consist primarily of legal and accounting fees related to the initial public stock offering and will be offset against the offering proceeds when received.

Income Taxes:

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax basis of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled.

                  BIOQUEST INTERNATIONAL, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                                 August 23, 2000



NOTE B - PREMISE AND EQUIPMENT
------------------------------

Capitalized assets at August 23, 2000 consists of the following:

    Website development costs                        $25,567
                                                     =======

Depreciation has not been computed on this asset since it has not been placed into operation. Depreciation will be computed using the straight-line method over the estimated useful life of the asset.


NOTE C - CONCENTRATIONS OF CREDIT RISK
--------------------------------------

The Company maintains its cash balances at various financial institutions located in Naples, Florida and Fairfax, Virginia. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At August 23, 2000, uninsured amounts held at these financial institutions total $225,783.


NOTE D - INCOME TAXES
---------------------

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The tax effect of the differences that gave rise to a deferred tax asset of $53,223 and corresponding valuation allowance of ($53,223) at August 23, 2000 relate primarily to the capitalization of preoperating start-up costs which are amortized over a five year term from the date operations commence for tax purposes.


NOTE E - RELATED PARTY TRANSACTIONS
-----------------------------------

Under an oral agreement, the Company paid consulting fees to Peter Ewens, the Chief Executive Officer, totaling $90,780. These payments are anticipated to continue until the commencement of the employment agreement detailed in Note G.

Roger Miller, the Chief Financial Officer, is also a partner in the consulting firm of Miller & Associates, Inc. During the period, Miller & Associates, Inc. incurred expenses for supplies and other office related functions for the Company. Miller & Associates, Inc. was reimbursed by the Company for all expenses incurred on the Company's behalf, totaling $5,793.

                  BIOQUEST INTERNATIONAL, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                                 August 23, 2000


NOTE F - GOING CONCERN
----------------------

As shown in the accompanying financial statements, the Company incurred a net loss of $152,067 during the development stage, November 4, 1999 (date of inception) to August 23, 2000. The ability of the Company to continue as a going concern is dependent on a successful public offering of the Company's common stock and the Company's ability to generate sufficient revenue from future operations. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.


NOTE G - COMMITMENTS
--------------------

The Company has entered into two separate contracts to develop an internet website. Under the contracts, the Company has agreed to make future payments totaling $41,133 in cash and $16,000 payable in stock. These amounts are not due until services are provided in future months and, therefore, are not included in accounts payable as of August 23, 2000.

The Company has entered into an agreement with an individual to provide public relations services to the Company. Under the agreement, the Company has agreed to compensate the individual with 5,000 shares of the Company's common stock. The shares will be issued upon the registration of the Company's common stock with the Securities and Exchange Commission (SEC).

The Company has entered into employment agreements commencing on October 15, 2000 and expiring on October 14, 2005 with four executive officers providing for annual compensation aggregating $640,000.


NOTE H - STOCK PURCHASE WARRANTS
--------------------------------

The Company has agreed to grant Stock Purchase Warrants in consideration for certain legal services provided to the Company. The Company intends to issue warrants, which will entitle the holder to purchase 15,000 shares of common stock. The Warrants will vest immediately commencing on the date of grant. The warrants may be exercised in whole or in part for $0.01 per share beginning on the date of initial registration of the Company's common stock with the SEC and expiring three (3) years after that date.


No dealer,  salesperson or other  individual has been authorized to give any information or to make any  representations  not contained in this Prospectus in connection with the offering  covered by this
Prospectus.  If given or made, such  information or  representation must not be relied  upon as having  been  authorized  by  BioQuest.
This  Prospectus  does not  constitute  as an  offer to sell,  or a
solicitation   of  an  offer  to  buy,  the  common  stock  in  any                    BIOQUEST INTERNATIONAL, INC.
jurisdiction  where,  or to any person to whom,  it is  unlawful to make such  offer or  solicitation.  Neither  the  delivery  of this
Prospectus   nor  any  sale  made   hereunder   shall,   under  any             A Minimum of 62,500 Shares of Common Stock
circumstances,  create an  implication  that there has not been any              Up to a Maximum 1,875,000 Shares at $8.00
change in the facts set forth in this  Prospectus or in the affairs of BioQuest since the date hereof.



                   TABLE OF CONTENTS


Descriptive Title                                Page
                                                                                                PROSPECTUS
INTRODUCTORY STATEMENT: WHO SHOULD INVEST.......................3
PROSPECTUS SUMMARY..............................................3
SUMMARY FINANCIAL DATA......................................... 4
PRO FORMA FINANCIAL INFORMATION.................................4
RISK FACTORS....................................................4
CERTAIN PARTIES AND RELATED TRANSACTIONS........................9
FIDUCIARY RESPONSIBILITY OF
THE COMPANY'S MANAGEMENT........................................9
APPLICATION OF PROCEEDS........................................10
CAPITALIZATION.................................................12
DILUTION.......................................................12                           October _____, 2000
THE COMPANY....................................................13
SELECTED FINANCIAL DATA........................................26
MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION  AND RESULTS OF OPERATIONS..............26
ABSENCE OF PUBLIC MARKET.......................................28
DESCRIPTION OF CAPITAL STOCK...................................28
PLAN OF DISTRIBUTION...........................................29
ERISA CONSIDERATIONS...........................................31
LEGAL MATTERS..................................................31
EXPERTS........................................................32
AVAILABLE INFORMATION..........................................32
APPENDIX I -- FINANCIAL STATEMENTS............................I-1

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.      Indemnification of Directors and Officers

          Reference is made to "Fiduciary Responsibility of Registrant's Management" and "Description of Capital Stock" contained in the Prospectus relating to the indemnification of Registrant's officers, directors, stockholders, employees and affiliates. The Registrant is prohibited from indemnifying its affiliates for liabilities resulting from violations or alleged violations of the Securities Act of 1933 or any state securities laws in connection with the issuance or sale of the Shares of common stock, except in the case of successful defense of an action in which such violations are alleged, and then only if a court approves such indemnification after being appraised of relevant regulatory positions on indemnification.

          Specifically, each director or officer of Registrant will be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with the defense or settlement of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which he is involved by reason of the fact that he is or was a director or officer of Registrant; such indemnification, of course, is conditioned upon such officer or director having acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of Registrant and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If, however, any threatened, pending or completed action, suit or proceeding is by or in the right of Registrant, the director or officer shall not be indemnified in respect to any claim, issue or matter as to which he is adjudged to be liable to us unless a court determines otherwise.

          Moreover, the Certificate of Incorporation of Registrant provides that no director of Registrant shall be personally liable to us or any of our shareholders for monetary damages for any breach of fiduciary duty as a director, except with respect to: (i) any breach of the director's duty of loyalty to us or its shareholders; (ii) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law;
(iii) violation of the Virginia Uniform Securities Act; or (iv) for any transaction from which the director derived an improper personal benefit. In addition, such Certificate of Incorporation authorizes us to indemnify any person to the fullest extent permitted by The Virginia Code.

Item 25.      Other Expenses of Issuance and Distribution. *

          The following table sets forth an itemized statement of all cash expenses in connection with the issuance and distribution of the securities being registered:

                                                                      Minimum        Maximum
                                                                      -------        -------
  Securities and Exchange Commission filing                            $3,960         $3,960
  Blue sky fees and expenses**                                         30,040         30,040
  Printing and related costs                                           25,000         25,000
  Legal fees and expenses                                              35,000         35,000
  Accounting fees and expenses**                                       30,000         30,000
  Software license fee for Internet-Based Direct Public Offering       25,000         25,000
  Marketing-- Internet and Non-Internet                                60,000        460,000
  Complete web site for Stage I                                        45,000         45,000
  Miscellaneous                                                         4,000          4,000
  Total

* There are no selling commissions paid by Registrant.
* * Estimated.

Item 26.      Recent Sales of Unregistered Securities

          The Company received gross proceeds in the amount of $800,210 from the sale of a total of 530,140 shares of common stock at $1.50 per value per share (the "Shares"). In an offering conducted pursuant to Section 4(2) of the Securities Act of 1993 and Rule 506 of Regulation D promulgated there under. The proceeds from such private placement are being used to fund a portion of the Stage I development of the Company's web-site and as a down payment on the property in Freeport, Grand Bahamas (which will be used to house the BioQuest Center for Integrative Medicine Limited).

          There has been no established public trading market for the Registrant's common stock since its inception on November 4, 1999. As of August 23, 2000, Registrant had 79 shareholders of record owning 9,040,473 outstanding shares of common stock.

          On January 1, 2000, Registrant issued 4,000,000 shares of restricted common stock to Mr. Peter J. Ewens, the President and Treasurer of Registrant and record and beneficial owner of approximately 44.2% of Registrant's outstanding Shares, in consideration and exchange for his services in connection with the organization of Registrant.

          On January 1, 2000, Registrant issued 4,000,000 shares of unrestricted common stock to Mr. Roger Miller, Registrant's Chief Financial Officer and Secretary and record and beneficial owner of approximately 44.2% of Registrant's outstanding common stock, in consideration and exchange for his services in connection with the organization of Registrant.

          No underwriter was employed in connection with the offering and sale of the shares. The Company claimed the exemption from registration in connection with each of the offerings provided under Section 3 (b) of the Act and Rule 504 of Regulation D promulgated thereunder as well as similar provisions under state law.

          The facts relied upon the by Registrant to make the federal exemption available include the following: (1) the aggregate offering price for the offering of the shares of common stock did not exceed $1,000,000, less than the aggregate offering price for all securities sold within the twelve months before the start of and during the offering of the shares in reliance on an exemption under Section 3(b) of, or in violation of Section 5(a) of, the Act: (ii) no general solicitation of advertising was conducted by Registrant in connection with the offering of any of the shares; (iii) the Registrant has not been since its inception (a) subject to the reporting requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, as amended; (b) an ""investment company" within the meaning of the Investment Company Act of 1940, as amended; or (c) a development stage Company that either has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and (iv) the required number of manually executed originals and true copies of Ford D were duly and timely filed with the U.S. Securities and Exchange Commission.

Item 27.      Index to Exhibits

(a)(1)   Financial Statements -- Included in Prospectus:

         Independent Certified Public Accountants' Report.

         Balance Sheet as of August 23, 2000.

         Statements of Operations for the period November 4, 1999 (date of inception) to August 23, 2000.

         Statement of Changes in shareholder's Equity for the period November 4, 1999 (date of inception) to August 23, 2000.

         Statement of Cash flows for the period November 4, 1999 (date of inception) to August 23, 2000.

         Notes to Financial Statements.

(a)(2) Included Separately from Prospectus: Consent of Independent Public Accountants. (See Exhibit 3.4 below.)

         Other than the Financial Data Schedule, no schedules are included for the reason that all required information is contained in the financial statements included in the Prospectus.

(b)      Exhibits:

         3.1.1    Certificate of Incorporation of Registrant.
         3.1.2    Articles of Amendment to the Certificate of Incorporation
         3.2      Bylaws of Registrant
         3.3      Form of Stock Certificate
         3.4 Subscription Agreement and Power of Attorney (attached to the Prospectus as Exhibit A).
         5.1      Opinion of Counsel as to the legality of the Shares.
         10.1     Employment Agreement between Registrant and Pete Ewens.
         10.2     Employment Agreement between Registrant and Roger Miller.
         10.3     Employment Agreement between Registrant and Dr. James Chappell
         10.4     Employment Agreement between Registrant and Nicole Shoong.
         10.5 Technology Leasing Agreement between Registrant and MainStreetIPO.com, Inc
         10.6 Professional Services Agreement between Registrant and Vertical Solutions.
         10.7 Dynamic Web Site Development Proposal between Registrant and Kirk Cizerle.
         10.8 Letter of Agreement Between Registrant and Tani Hurley Public Relations.
         10.9 Letter of Agreement between Registrant and Alexander Creative Consulting, Inc.
         10.10 Agreement of Purchase and Sale and Deposit Receipt between Registrant and Hastings Investment Limited.
         10.11    Engagement Agreement between Registrant and Ray Stewart, Esq.
         10.12    Engagement Agreement between Registrant and Duncan, Blum
                  & Associates.
         10.13    Warrant Agreement between Registrant and Duncan, Blum
                  & Associates.
         23.1     Consent of Counsel (Duncan, Blum & Associates).
         23.2     Consent of Auditors (Hill, Barth & King LLC).


                  [Balance of page intentionally left blank.]

Item 28. Undertakings

A.       Certificates:  Inapplicable

B.       Rule 415 Offering
         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to: (i) include any prospectus required by Section 10(a) (3) of the Securities Act of 1933 (the "1933 Act"); (ii) reflect in the Prospectus any facts or events which, together, represent a fundamental change in the information in the Registration Statement; and (iii) include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the 1933 Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

C.       Request for Acceleration of Effective Date

         The Registrant may elect to request acceleration of the effective date of the Registration Statement under Rule 461 of the 1933 Act.

D.       Indemnification

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

E.       Rule 430A

         The undersigned Registrant will:

         (1) For determining any liability under the Act, treat the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of a Prospectus filed by the Registrant under Rule 424(b) (1) or (4) or 497(h) under the Act as part of this Registration Statement as of the time the Commission declared it effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, in the City of Fairfax Station, State of Virginia, on the 26th day of September, 2000.

                     BioQuest International, Inc.

                     By: /s/ Peter J. Ewens
                     -----------------------------------
                     Peter J. Ewens, Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their respective capacity as officer and/or director of the Registrant on the date indicated.

  Signatures/Title                                            Date
  ----------------                                            ----

  /s/ Peter J. Ewens                                          September 26, 2000
  ------------------
  Peter J. Ewens, Chairman and Chief Executive Officer

  /s/ Roger Miller                                            September 26, 2000
  ----------------
  Roger Miller, Director, Secretary and Treasurer

  /s/ James Chappell                                          September 26, 2000
  ------------------
  James Chappell, Vice President of Medical and
  Scientific Technology

  /s/ Nicole Shoong                                           September 26, 2000
  -----------------
  Nicole Shoong, President of BioQuest
  Media Resources Group